                                                                  EXHIBIT  10.18

                                                                  EXECUTION COPY

                                 LEASE AGREEMENT

                                 by and between

                           TELC (NJ) QRS 16-30, INC.,
                             a Delaware corporation

                                   as LANDLORD

                                       and

                          TELCORDIA TECHNOLOGIES, INC.,
                             a Delaware corporation,

                                    as TENANT

                           Premises: 1 Telcordia Drive
                                     Piscataway, New Jersey

                           Dated as of: March 15, 2005

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
1.    Demise of Premises........................................................    1
2     Certain Definitions.......................................................    1
3.    Title and Condition.......................................................    8
4.    Use of Leased Premises; Quiet Enjoyment...................................    9
5.    Term......................................................................   10
6.    Basic Rent................................................................   10
7.    Additional Rent...........................................................   11
8.    Net Lease; Non-Terminability..............................................   12
9.    Payment of Impositions....................................................   12
10.   Compliance with Laws and Easement Agreements, Environmental Matters.......   14
11.   Liens; Recording..........................................................   16
12.   Maintenance and Repair....................................................   16
13.   Alterations and Improvements..............................................   17
14.   Permitted Contests........................................................   18
15.   Indemnification...........................................................   19
16.   Insurance.................................................................   20
17.   Casualty and Condemnation.................................................   22
18.   Termination Events........................................................   24
19.   Restoration...............................................................   25
20.   Procedures Upon Purchase..................................................   27
21.   Assignment and Subletting, Prohibition Against Leasehold Financing........   27
22.   Events of Default.........................................................   29
23.   Remedies and Damages upon Default.........................................   31
24.   Notices...................................................................   34
25.   Estoppel Certificate......................................................   34
26.   Surrender.................................................................   35
27.   No Merger of Title........................................................   35
28.   Books and Records.........................................................   35
29.   Determination of Value....................................................   36
30.   Non-Recourse as to Landlord, Etc..........................................   37
31.   Financing.................................................................   38
32.   Subordination, Non-Disturbance and Attornment; Landlord's Waiver...........   38
33.   Tax Treatment; Reporting..................................................   39
34.   Right of First Refusal....................................................   36
35.   Intentionally Omitted.....................................................   36
36.   Intentionally Omitted.....................................................   40
37.   Miscellaneous.............................................................   40
38.   Post-Closing Obligations..................................................   45
39.   Subdivision of Release Parcels............................................   46

EXHIBITS

      Exhibit "A" - Premises
      Exhibit "B" - Equipment
      Exhibit "C" - Schedule of Permitted Encumbrances
      Exhibit "D" - Rent Schedule
      Exhibit "E" - Schedule of Termination Values
      Exhibit "F" - Post-Closing Obligations
      Exhibit "G" - Release Parcels
      Exhibit "H" - Form of Guaranty

      LEASE AGREEMENT, made as of March 15, 2005, between TELC (NJ) QRS 16 -30, INC., a Delaware corporation ("Landlord"), with an address c/o W.P. Carey & Co, LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and TELCORDIA TECHNOLOGIES, INC., a Delaware corporation ('Tenant"), with an address at 1 Telcordia Drive, Piscataway, New Jersey 08854.

      In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

      1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the land consisting of approximately
117.15 acres described in Exhibit "A" attached hereto together with the Appurtenances (collectively, the "Land"): (b) the buildings containing approximately 891,319 square feet, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"): and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

      2. Certain Definitions.

       "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

       "Affiliate" of any Person shall mean any Person which shall (i) control, (ii) be under the control of, or (iii) be under common control with such Person (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation or other majority equity and control interest if such Person is not a corporation) and the power to direct or cause the direction of the management or policies of such Person.

            "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, restorations, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

            "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, sidewalks, driveways ways, alleys, curbs, gores or strips of land adjoining the Land.

            "Asset Transfer" shall mean Asset Transfer as defined in Paragraph 21(i).

            "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

            "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

            "Basic Rent Payment Date" shall mean Basic Rent Payment Date as defined in Paragraph 6.

            "Casualty" shall mean any damage to or destruction of or which affects the Leased Premises.

            "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

            "Condemnation" shall mean a Taking and/or a Requisition.

            "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

            "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys, fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, recording fees and transfer taxes, as the circumstances require, subject, however, to the limitations set forth in Paragraph 31 hereof and excluding any Income Taxes (other than as expressly provided in clause(A) of the proviso in Paragraph 9(a)).

            "CPI Adjustment" shall mean adjustment to reflect increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction; provided that, in no event shall any initial amount set forth in this Lease and indicated to be subject to subsequent CPA Adjustment be reduced below such initial amount as a result of such adjustment.

            "Credit Entity" shall mean, with respect to an assignment or subletting under Paragraph 21, any Person that immediately following such assignment or subletting and having given effect thereto will have (x) a net worth of not less than Two Billion Dollars and (y) a published unsecured senior debt rating of "A" or better from Moody's or a rating of "A" or better from S&P (or, if such Person does not then have rated debt, a determination that by either of such rating agencies its unsecured senior debt would be so rated by such agency and will not be on "Negative Credit Watch"), and in the event both such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency acceptable to Landlord and Lender

            "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iii).

            "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Leased Premises.

            "Environmental Law" shall mean (a) whenever enacted or promulgated, any applicable federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, the New Jersey Industrial Site Recovery Act (formerly known as the Environmental Cleanup Responsibility Act), as amended (NJ.S.A. section 13:1K et seq.), and the New Jersey Spill Compensation Act and Control Act, N.J.S.A. section 58:10.23.11b et seq., each as amended and as now or hereafter in effect and any similar state or local Law.

            "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

            "Equipment" shall mean the Equipment as defined in Paragraph 1.

            "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

            "Fair Market Rental Value" shall mean the fair market rental value of the Leased Premises for the relevant Renewal Term determined in accordance with the procedure specified in Paragraph 29.

            "Fair Market Value Date" shall mean the date when the Fair Market Rental Value is determined in accordance with Paragraph 29.

            "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

            "Guarantor" shall mean, subject to the terms of the Guaranty, collectively, DATABASE SERVICE MANAGEMENT, INC., a Delaware corporation, TELCORDIA TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, GRANITE SYSTEMS, INC., a Delaware corporation, GRANITE SYSTEMS HOLDING COMPANY, INC., a Delaware corporation, MEDITERRANEAN VENTURES, LLC, a Delaware limited liability company, ITALY HOLDINGS, LLC, a Delaware limited liability company and MESA SOLUTIONS, INC., a Delaware corporation.

            "Guaranty" shall mean the Guaranty and Suretyship Agreement, dated as of the date hereof, from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease, a form of which is attached hereto as Exhibit "H".

            "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (a) procures, generates or creates any Hazardous Substance; (b) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (c) involves the containment or storage of any Hazardous Substance; or (d) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

            "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

            "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, microbial matter (including but not limited to mold, mildew and other fungi or bacterial matter which reproduces through the release of spores or the splitting of cells), urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

            "Impositions" shall mean the Impositions as definedin
            Paragraph  9(a).

            "Improvements" shall mean the Improvements as defined in Paragraph 1.

            "Income Taxes" shall mean any federal, state, local or foreign tax, assessment, fee, levy, charge, withholding tax or similar charge imposed on or measured by net income, net wealth, profits or overall gross income, and franchise taxes to the extent imposed in lieu of taxes on such income or profits (and all liabilities in connection therewith, including penalties and interest) with respect thereto.

            "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

            "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

            "Land" shall mean the Land as defined in Paragraph 1.

            "Landlord's Agreement" shall mean the Landlord's Waiver and Agreement by and among Landlord, Tenant and Tenant's senior and/or subordinate lenders under the Credit Facility and /or the Capital Markets Security (as such terms are defined in the Guaranty), dated as of the date hereof, in form and substance acceptable to all parties thereto

            "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

            "Lease" shall mean this Lease Agreement.

            "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last calendar day of the twelfth (12th) full consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

            "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

            "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or requires Tenant to carry insurance other than as required by this Lease.

            "Lender" shall mean any Person (and its respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

            "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

            "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

            "Moody's" shall mean Moody's Investor Services, Inc.

            "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

            "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any Costs incurred by Landlord and Lender in collecting such award or proceeds.

            "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

            "Partial Casualty" shall mean any Casualty that does not constitute a Termination Event.

            "Partial Condemnation" shall mean any Condemnation that does not constitute a Termination Event.

            "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

            "Person" shall mean an individual, partnership, association, corporation or other entity.

            "Post Closing Obligations" shall mean those obligations of Tenant specified in Exhibit "F" hereto.

            "Prepayment Premium" shall mean, subject to the provisions of Paragraph 31(c), any payment required to be made by Landlord to a Lender under a Note or any other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) solely by reason of any prepayment or defeasance by Landlord of any principal due under a Note or Mortgage, and which may without limitation take the form of (a) a "make whole" or yield maintenance clause requiring a prepayment premium or (b) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (i) the total amount required to defease a Loan and (ii) the outstanding principal balance of the Loan as of the date of such defeasance plus reasonable Costs of Landlord and Lender.

            "Present Value" of any amount shall mean such amount discounted by a rate per annum equal to nine and one-half percent (9.5%).

            "Prime Rate" shall mean the annual interest rate as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

            "Release Parcels" shall mean, collectively, the areas of undeveloped land more particularly identified by hatching as "Release Parcel A" and "Release Parcel B", respectively, on Exhibit "G" annexed hereto (and each of "Release Parcel A" and "Release Parcel B", respectively, sometimes hereinafter referred to individually as a "Release Parcel").

            "Relevant Date" shall mean the date on which Fair Market Rental Value is determined in the event of an extension of this Lease for the third or fourth Renewal Term pursuant to Paragraph 5(b), as applicable.

            "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

            "Rent" shall mean, collectively, Basic Rent and Additional Rent.

            "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises occurring in whole or in part during the Term by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

            "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw Hill Companies.

            "Sales Contract" shall mean Sales Contract as defined in Paragraph 34(a).

            "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

            "State" shall mean the State of New Jersey.

            "Subsidiary(ies)" shall mean a direct or indirect wholly-owned subsidiary of a Person.

            "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

            "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or
(b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

            "Term" shall mean the Term as defined in Paragraph 5.

            "Termination Amount" shall mean the applicable amount set forth on Exhibit "E", "Termination Values"; provided that, with respect to a Termination Event pursuant to Paragraph 18 occurring after the tenth (10th) anniversary of the Commencement Date there shall be added to such amount any applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing in whole or in part, as applicable, any Loan with proceeds of the Termination Amount (subject to the provisions of Paragraph 31(c) hereof).

            "Termination Date" shall mean Termination Date as defined in Paragraph 18.

            "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

            "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

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

            "Warranties" shall mean Warranties as defined in Paragraph 3(d).

            "Work" shall mean Work as defined in Paragraph 13(b).

      3. Title and Condition.

            (a) The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

            (b) Tenant Acknowledges That Tenant currently is in physical occupancy of the Leased Premises and that the Leased Premises are in satisfactory condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO
(i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

            (c) Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) is in Landlord and except as provided in Paragraph 34 hereof with respect to certain rights of refusal to purchase the Leased Premises that Tenant has only the leasehold right of possession and use of the Leased Premises, as provided herein, (ii) the Improvements conform to all material Legal Requirements and all insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

            (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively, "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any Warranties upon the occurrence of an Event of Default. Tenant shall enforce the Warranties in accordance with their respective terms.

          4. Use of Leased Premises; Quiet Enjoyment.

            (a) Tenant may occupy and use the Leased Premises for general, executive and administrative offices, for software research and development laboratory space, as a data center, customer briefing center and for uses ancillary and incidental to any of the foregoing, including, without limitation, a kitchen and cafeteria for use by the officers, employees and business invitees of Tenant, a day care center for the children of officers and employees of Tenant, a photocopying center in connection with Tenant's own business needs at the Leased Premises and an employee training facility, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably, withheld, delayed or conditioned, Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law, Legal Requirement or Permitted Encumbrance, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any of the Warranties, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or waste. Nothing herein shall give or grant Tenant any right to apply for, obtain, acquiesce in, or utilize all or any part of the Leased Premises for any purpose that would require, a use variance, change in zoning or use classification, or to apply for same, without the express written consent of Landlord in its sole but reasonable discretion.

            (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord or any Person claiming by, through, or under Landlord, with respect to matters that arise after the date hereof; provided that, Landlord or its agents, representatives or consultants may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon not less than two (2) business days notice to Tenant (except in the case of an emergency, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers, making any repairs and taking such other action with respect to the Leased Premises as is permitted by any provision hereof. Landlord agrees that, except in the case of emergency, each entry upon or examination of the Leased Premises shall be accompanied by a representative of Tenant ;provided that Tenant makes such representative available to Landlord or its agents, representatives or consultants at the time of scheduled visit.

            (c) Notwithstanding anything to the contrary contained in this Paragraph 4 or Paragraph 21 hereof, in no event shall any portion of the Leased Premises be used or occupied or permitted to be used or occupied for any of the following purposes: (i) any nightclub, bar or discotheque; (ii) any adult bookstore or video shop, nude or semi-nude or "adult" entertainment establishment or any lewd, obscene or pornographic purpose; (iii) any store in which a material portion of the inventory is not available for sale or rental to children under 18 years of age because such inventory explicitly deals with, relates to, or depicts human sexuality, or in which any of the inventory constitutes drug paraphernalia of the kind associated with or sold by so-called "head shops"; (iv) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters and/or recycling bins located in the rear of any building and garbage disposal in the ordinary course of business); (v) any mortuary; (vi) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation; (vii) any gas station;
(viii) any central laundry or dry cleaning plant or Laundromat; (ix) any automobile, truck, trailer or RV sales, leasing, display or repair; (x) any "flea market", secondhand, surplus or other "off-price" or deep discount store;
(xi) any gambling or off-track betting operation, or (xii) any massage parlor or carnival.

      5. Term.

            (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on September 30, 2023 (the "Expiration Date").

            (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then Tenant shall have the option to extend the Term of this Lease on the Expiration Date and on the fifth (5th), tenth (10th) and fifteenth (15th) anniversaries of the Expiration Date (the Expiration Date and each such anniversary being referred to herein as a "Renewal Date"), for an additional period of five (5) years (each such extension, a "Renewal Term"), provided and upon condition that Tenant shall notify Landlord in writing at least twelve (12), months prior to the next Renewal Date that Tenant is electing to extend the Term of this Lease effective as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall not have the right to any additional Renewal Terms other then the four (4) Renewal Terms initially set forth herein).

            (c) If Tenant does not exercise its option to extend or further extend the Term, or if an Event of Default has occurred and is continuing and Landlord has commenced its remedies under Paragraph 23 hereof to terminate this Lease, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term (taking into account any exercised Renewal Term), to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents, representatives or consultants in accordance with Paragraph 4(b) above.

      6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"), payable in advance for the next calendar month, commencing on the twenty-fifth (25th) day of the first month following the date hereof and continuing on the same day of each month thereafter during the Term which shall be payable as set forth in said Exhibit "D". The date that each payment of Basic Rent is due is hereinafter referred to as a "Basic Rent Payment Date". Each such payment of Basic Rent shall be made in Federal Funds on each Basic Rent Payment Date to Landlord and/or to such one or more other Persons, pursuant to wire transfer instructions delivered to Tenant from time to time at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof).

      7. Additional Rent.

            (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

                  (i) except as otherwise specifically provided for or limited in this Lease, all costs and expenses of Tenant, and all Costs of Landlord and any other Persons specifically referenced herein, which are incurred in connection or associated with (A) Tenant's (or any Person claiming by, through or under Tenant) use, non-use, occupancy or possession of the Leased Premises or their operations thereat, or the condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease (other than any Income Taxes imposed upon the Landlord, as seller), (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord's counsel and reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant or any act of Landlord performed on behalf of Tenant (to the extent permitted by Landlord under the terms of this Lease), or the review and monitoring of Tenant's compliance with its obligations under Paragraph 10 hereof or with respect to any Post-Closing Obligations and (J) any other items specifically required to be paid by Tenant under this Lease;

                  (ii) after the date all or any portion of any installment of Basic Rent is due and not paid by the applicable Basic Rent Payment Date, an amount (the "Late Charge") equal to five percent (5%) of the amount of such unpaid installment or portion thereof to reimburse Landlord for its cost and inconvenience incurred as a result of Tenant's delinquency, provided, however, that with respect to the first two (2) late payments of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days following the due date thereof;

                  (iii) interest at the rate (the "Default Rate") of five percent (5%) over the Prime Rate per annum on any unpaid installment of Basic Rent (or portion thereof) or any unpaid item of Additional Rent, (or portion thereof), for the period beginning upon the expiration of the applicable notice and cure period until the date that such amount is paid in full.

            (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within ten (10) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within ten (10) days after Landlord's demand for payment thereof.

            (c) In no event shall amounts payable under Paragraph 7(a)(ii) and
(iii) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.

      8. Net Lease; Non-Terminability.

            (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

            (b) This Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

            (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of any sums by any governmental body pursuant to any Imposition even if such sums are characterized as "rent" by such governmental body. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

            (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

      9. Payment of Impositions.

            (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, sales, use, gross receipts and rent taxes, and franchise taxes imposed on Tenant), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises,
(iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use or possession of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or (v) any Lender by reason of a default under clause (xi) of Paragraph 22(a) and/or in connection with the recording any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Landlord has agreed to pay (collectively, the "Impositions"): provided, that nothing herein shall obligate Tenant to pay (A) any Income Taxes of Landlord (or Lender) (unless such Income Taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any transfer tax, mortgage recording tax or similar taxes imposed on Landlord in connection with the sale of the Leased Premises to any Person, except as may be otherwise expressly provided for in Paragraph 31(a) and (D) any Income Taxes, or sales or use taxes or VAT or employment taxes, of Tenant unless the nonpayment or delinquency thereof would have, or is reasonably likely to have, a material adverse effect on Landlord, Lender or the Leased Premises or would result in a final, non-appealable claim or lien against Tenant for unpaid Taxes in an aggregate amount (including interest and penalties) equal to or in excess of $5,000,000. Landlord shall have the right to require Tenant to pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord
(1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) business days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and
(3) receipts for payment of all other Impositions within ten (10) business days after Landlord's request therefor.

            (b) If an Event of Default shall occur under this Lease or if Tenant first-named herein (or any Affiliate of such Tenant) shall cease to be the Tenant hereunder and as a result thereof Landlord is required by a Lender to make periodic payments (whether monthly or quarterly, each an "Escrow Payment") into escrow of funds necessary to pay Escrow Charges (as hereinafter defined) so that there shall be in an escrow account an amount sufficient to pay the applicable Escrow Charges as and when same become due, then Landlord shall notify Tenant thereof in writing, shall make such Escrow Payments, and shall pay or cause the Lender to pay the applicable Escrow Charges when due (i.e., before any interest or penalties shall be due thereon). Tenant shall reimburse Landlord in the amount of such Escrow Payments as Additional Rent hereunder, upon demand (but not earlier than the date that such taxes, assessments or insurance premiums would otherwise be due and payable by Tenant to such third parties had such Escrow Payments not been required by Lender. As used herein, "Escrow Charges" shall mean real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease. If Lender shall subsequently no longer require Landlord to make Escrow Payments, Landlord shall notify Tenant in writing and Tenant shall thereafter again pay all Impositions and insurance premiums directly to the applicable third parties

            (c) The provisions of this Paragraph 9(c) shall not be applicable to Telcordia Technologies, Inc. or any of its Affiliates; provided that in the event that neither Telcordia Technologies, Inc. nor any of its Affiliates is "Tenant" under this Lease (nor liable for the performance of Tenant's obligations under this Lease) then the provisions of Paragraph 9(b) shall be deemed deleted in their entirety and the provisions of this Paragraph 9(c) shall control. If (i) an Event of Default shall occur or (ii) at any time subsequent to the tenth (10th) anniversary of the Commencement Date, Landlord is required by a Lender to pay into escrow funds necessary to pay Escrow Charges (as hereinafter defined), then Tenant shall pay periodically (but not more often than monthly) Escrow Charges to Landlord (or as Landlord shall direct) in such amounts (each an "Escrow Payment") so that there shall be in an escrow account an amount sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease and any reserves for capital improvements and/or deferred maintenance and repair required by Landlord. Landlord shall reasonably determine the amount of the Escrow Charges based upon actual taxes and insurance premiums due with respect to the Leased Premises and then current institutional lending standards as to reserves for improvements, maintenance and repairs (it being agreed that if such Escrow Payments are required by a Lender, such amounts shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each Escrow Payment. As long as the Escrow Payments are being held by Landlord the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to or at the direction of Landlord. Landlord agrees that it shall, with respect to any Lender, use its good faith and commercially reasonable efforts to have the obligation to make Escrow Payments waived so long as no Event of Default occurs and Tenant first-named herein remains in physical occupancy of the Leased Premises.

             10. Compliance with Laws and Easement Agreements, Environmental Matters.

            (a) Tenant shall, at its sole cost and expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply, in all material respects with and conform to, all Insurance Requirements and Legal Requirements (including, without limitation, all applicable Environmental Laws and all Laws relating to parking, building height, zoning, access, set-backs and related ordinances). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, and (iii) without the prior written consent of Landlord and Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports. Nothing herein shall prevent Tenant from independently obtaining copies of such reports or from separately obtaining the right to rely thereon from the Persons preparing same pursuant to a separate agreement.

            (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord.

            (c) Upon not less than two (2) business days prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises during normal business hours and in a manner which does not unreasonably interfere with Tenant's operations and perform, and to conduct environmental site investigations and assessments ("Site Assessments") on the Leased Premises in any of the following circumstances: (i) in connection with any sale, financing or refinancing of the Leased Premises,
(ii) within the six month period prior to the expiration of the Term, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The costs of performing and reporting Site Assessments under clause
(ii) (but only one (1) time), under clause (iv), under clause (i) in connection with either Landlord's initial financing of the Leased Premises or the sale of any of the Leased Premises to Tenant or an Affiliate or designee of Tenant, and under clause (v) if any Environmental Violation is discovered, shall be paid by Tenant, otherwise such costs shall be paid by Landlord. Landlord shall repair (or shall cause the Site Reviewers to repair) any incidental damage caused by any inspection or test performed pursuant to Paragraph 10(c) and Landlord and Tenant shall cooperate with each other to ensure that such Site Reviewers carry appropriate insurance for the benefit of Landlord and Tenant to cover the costs for the repair of any such damage or injury to any individual as a result of such inspection. Notwithstanding anything to the contrary contained in this Lease (including Paragraph 15), Tenant shall not be liable for, nor be required to indemnify any Indemnitee against any Claim (as such terms are defined in Paragraph 15) with respect to any damage to property or injury to persons caused by or resulting from the entry by such Site Reviewers upon the Leased Premises or the physical performance of the applicable Site Assessments, but nothing herein shall limit Tenant's obligations in connection with any Environmental Violations discovered thereby or the cost of any remedial action required.

            (d) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $1,000,000.00, then Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, assurances that Tenant has the adequate financial resources to effect such remediation in accordance with applicable Environmental Laws (which may include Tenant's written confirmation of access to liquid assets necessary to complete such remediation in light of the estimated costs thereof based upon a Site Assessment performed pursuant to Paragraph 10(c) by a Site Reviewer.

            (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist during the Term and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease (other than the obligation of Tenant to remain in occupancy of the Leased Premises) shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all active remedial action in accordance with applicable Environmental Laws (it being agreed that mere site monitoring, such as periodic water or soil testing, shall not by itself prevent a determination that remedial action has been completed) and (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

            (f) If Tenant shall default beyond any applicable notice and cure period in its obligation to correct any Environmental Violation which occurs or is found to exist, then Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation in accordance with applicable Laws.

            (g) Tenant shall notify Landlord promptly after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

            (h) Tenant shall not use the Leased Premises or any portion thereof as a "Major Facility" (as such term is defined in the New Jersey Spill Compensation Act and Control Act, N.J.S.A. section 58:10.23.11b et seq.).

            (i) Tenant shall not conduct or cause or permit to be conducted on the Leased Premises any activity which constitutes an "Industrial Establishment," as such term is defined in the New Jersey Industrial Site Recovery Act (formerly known as the Environmental Cleanup Responsibility Act), as amended (N.J.S.A. section 13: 1K et seq.) ("ISRA"). In the event that the provisions of ISRA become applicable to the Leased Premises subsequent to the date hereof, Tenant shall give prompt written notice thereof to Landlord and shall take immediate requisite action to insure full compliance therewith. Tenant shall promptly deliver to Landlord copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection in connection with such ISRA compliance.

            (j) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or
(ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

         11. Liens; Recording;

            (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

            (b) Each of Landlord and Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

         12. Maintenance and Repair.

            (a) Tenant shall at all times maintain the Leased Premises in as good repair and appearance as they are in on the date hereof and fit to be used for their intended use in accordance with standards and practices previously observed by Tenant with respect to the Leased Premises and a plan of maintenance and repair reasonably consistent with sound real estate practices for similar buildings similarly situated, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear and casualty or Condemnation as to which Tenant is not otherwise obligated to repair or restore in accordance with the terms of this Lease. Tenant shall take every other action necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

            (b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations; provided however, that with respect to any Improvements existing at the Leased Premises as of the date of this Lease, Tenant shall not be required to take the actions required under clauses (A) or (B) hereof unless (x) Tenant shall have received a notice to take such actions from any governmental authority having jurisdiction over the Leased Premises or (y) any Person other than Landlord shall commence any action or proceeding with respect thereto.

         13. Alterations and Improvements.

            (a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender and provided that no Event of Default then exists, (i) to make non-structural Alterations or a series of related non-structural Alterations performed during any consecutive twelve (12) month period that, as to any single Alterations does not cost in excess of $3,000,000.00 or as to any such series of related Alterations, do not cost in excess of $5,700,000.00 and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $3,000,000.00, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby (provided that the references herein to $3,000,000 and $5,700,000 shall be subject to CPI Adjustment). If the cost of any non-structural Alterations, series of related non-structural Alterations, Equipment or accessions thereto is in excess of the applicable threshold amounts set forth above or if Tenant desires to make structural Alterations to the Leased Premises, then, in each instance, the prior written approval of Landlord shall be required; provided that, as to any Alterations required by applicable Law (whether or not structural) and any other non-structural Alterations only, Landlord agrees that (i) it shall not unreasonably withhold, delay or condition its approval thereto and (ii) Landlord's failure to approve or disapprove of such Alterations within thirty
(30) days after Tenant provides Landlord with the plans and specifications therefor shall be deemed Landlord's approval thereof. Notwithstanding the foregoing, Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord in its sole discretion. Landlord shall have the right to require Tenant to remove any Alterations except for (i) Alterations required by Law, (ii) Alterations for which Landlord's approval is not required hereunder or for which Landlord's approval was deemed given as provided above or (iii) Alterations as to which Landlord, at the time it approves same, fails to notify Tenant that same would be required to be removed upon the expiration or termination of the Term. With respect to any Alterations consented to or approved by Landlord hereunder (or if no such consent or approval is required, so long as such Alterations comply with the provisions of this Lease and applicable Law), Landlord shall reasonably cooperate with Tenant (at no cost to Landlord) and, upon the request of Tenant, shall execute, consent to, approve and/or authorize, as applicable, such filings, plans, applications or the like required by the applicable governmental authorities in order for Tenant to obtain such governmental approvals and permits necessary to commence and complete such Alterations.

            (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or Paragraph 35 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work") whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements,
(iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of
(A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves restoration of the Leased Premises.

          14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Paragraph 11 or 13, or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations") and may dispute or contest the same, so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide to Landlord a bond in such amount as is reasonably required to assure that such Permitted Violation is corrected (including any interest and penalties that may have been incurred in connection therewith), and any and all Costs incurred by Landlord in connection therewith shall be payable by Tenant upon Landlord's demand as Additional Rent. While any proceedings which comply with the requirements of this Paragraph 14 are pending and such bond is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Upon the discharge of any applicable Permitted Violation, Landlord shall promptly thereafter return the required bond to Tenant. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such ontest shall subject Landlord to the risk of any civil or criminal liability.

        15. Indemnification.

            (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including reasonable attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity (any of the foregoing, a "Claim") and arising or accruing from any facts or circumstances in existence at any time prior to the expiration of the Term of the Lease (whether or not discovered thereafter), related to or in connection with (i) any third party asserting or alleging any right or option to use, occupy, own or acquire the Leased Premises or any part thereof or any minerals or water therein or thereunder, (ii) the use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises, (iii) any casualty in any manner arising from the Leased Premises, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iv) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party affecting or in connection with the Leased Premises, any Legal Requirement or any Permitted Encumbrance or any encumbrance consented to by Tenant, to or the Mortgage or Assignment, or (v) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; provided that, the foregoing indemnification shall not be applicable to any Claim resulting from the gross negligence or willful misconduct of Landlord (it being further agreed that for purposes of this Paragraph 15, as between Landlord and Tenant, in no event shall any omission or failure to act on the part of Landlord, or Landlord's mere absence from the Leased Premises or failure to be aware of any condition thereat, be deemed to constitute gross negligence).

            (b) In case any action or proceeding is brought against any Indemnitee by reason of any such Claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the reasonable cost of which shall be paid by Tenant) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the reasonable costs of such counsel shall by paid by Tenant.

            (c) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

         16. Insurance.

            (a) Tenant shall obtain, pay for and maintain the following insurance on or in connection with the Leased Premises:

                  (i) Insurance against all risk of physical loss or damage to the Improvements and Equipment as provided under "Special Causes of Loss" form coverage, and including customarily excluded perils of hail, windstorm, flood coverage, earthquake and, to the extent required by Lender, terrorism insurance, in amounts no less than the actual replacement cost of the Improvements and Equipment; provided that, if Tenant's insurance company is unable or unwilling to include any of all of such excluded perils, Tenant shall have the option of purchasing coverage against such perils from another insurer on a "Difference in Conditions" form. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and "Law and Ordinance" coverage (covering loss to the undamaged portion of the applicable Improvements, demolition costs and any increased costs of construction). Such policies and endorsements shall contain deductibles not more than $250,000 per occurrence, except for earthquake, flood and "named" storm wind coverage, in which cases the deductibles shall not exceed five (5%) of the full replacement value of the Improvements at the Leased Premises, subject to minimum deductible of $250,000.

                  (ii) Commercial General Liability Insurance, with limits of $1,000,000 per occurrence and $2,000,000 in aggregate, with a combined single limit of $1,000,000 and $10,000,000 in excess limits, against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, on a claims occurrence basis, which insurance may contain a deductible not to exceed $250,000.

                  (iii) Workers' compensation insurance in the amount required by applicable Law and employers' liability insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises.

                  (iv) Comprehensive Boiler and Machinery/Equipment Breakdown Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property (and which may be carried as part of the coverage required under clause
(i) above or pursuant to a separate policy or endorsement). Either such Boiler and Machinery policy or the Special Causes of Loss policy required in clause (i) above shall include at least $3,000,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $250,000.

                  (v) Business Income/Extra Expense Insurance at limits sufficient to cover 100% of the period of indemnity not less than twelve (12) months from time of loss, including extended period of indemnity which provides that after the physical loss to the Improvements and Equipment has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of two (2) months from the date that the Leased Premises are repaired or replaced and operations are resumed, whichever first occurs.

                  (vi) During any period in which substantial Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value, including all hard and soft costs (which shall include business interruption coverage) with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction, alteration or repair of Improvements or Equipment, together with such other endorsements as Landlord may reasonably require, and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired; provided that Tenant shall either maintain the various coverage required under this clause (vi) or cause the applicable contractor to maintain same through insurers acceptable to Landlord.

                  (vii) Such other insurance, including mold insurance (or other or different terms with respect to any insurance required pursuant to this Paragraph 16, including, without limitation, amounts of coverage, deductibles, form of mortgagee clause and/or insurer rating), on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require; provided that such insurance is available to Tenant on a commercially reasonable basis and is consistent, as to types of coverage and amounts, with the requirements generally of institutional lenders or prudent owners or operators of similar properties.

            (b) The insurance required by Paragraph 16(a) shall be written by companies having a Best's rating of A-:VII or above and a claims paying ability rating of AA or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or equivalent rating agency approved by Landlord and Lender in their sole discretion and are authorized to write insurance policies by, the State Insurance Department (or its equivalent) for the State. The insurance policies shall be for such policy periods as Landlord may reasonably approve. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, or deemed unreliable or unsafe for any reason (in Landlord's or Lender's reasonable determination), including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. Notwithstanding the ratings and related criteria set forth in the first sentence of this Paragraph 16(b), Landlord and Lender hereby agree to accept and approve Factory Mutual as Tenant's initial insurance carrier for purposes of the insurance required under Paragraphs 16(a)(i), (iv) and (v), but such carrier shall be subject to the rights of Landlord and Lender pursuant to the immediately preceding sentence of this Paragraph 16(b). In the event that Tenant shall elect to change carriers at any time hereafter, such new carrier must satisfy the criteria set forth in the first sentence of this Paragraph 16(b)

            (c) Each insurance policy referred to in clauses (i), (iv), (v) and
(vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior written notice to Landlord and Lender.

            (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance evidencing such coverages or, if required by Lender, a duplicate original (if available) or certified copy of such policies. All certificates of insurance (including liability coverage) provided to Landlord and Lender shall be on appropriate and current ACORD Forms (or their equivalent).

            (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" policy or policies covering other properties of Tenant or under an "umbrella" policy or policies covering other liabilities of Tenant, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16, and upon request, Tenant shall provide to Landlord a Statement of Values which may be reviewed annually and shall be amended to the extent determined necessary by Landlord based on revised Replacement Cost Valuations. A duplicate original (if available) or a certified copy of each such blanket or umbrella policy shall promptly be delivered to Landlord.

            (f) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.

            (g) Each policy (other than workers' compensation coverage) shall contain an effective waiver by the carrier against all claims for payment of insurance premiums against Landlord and shall contain a full waiver of subrogation against the Landlord.

            (h) The proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

                  (i) proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds; and

                  (ii) proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

      17. Casualty and Condemnation.

            (a) If any Casualty to the Leased Premises occurs, Tenant shall give Landlord and Lender prompt notice thereof. Provided that no Event of Default has occurred and is continuing, with respect to any and all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) in an amount of less than $4,000,000.00 (the "Threshold Amount"), Tenant shall be and is hereby authorized to adjust, collect, settle and compromise same, in its reasonable discretion and upon notice to Landlord and any Lender, so long as any such settlement or compromise contains a full and unconditional release of Landlord and Lender from any liability or obligation in connection therewith, if applicable. Only Landlord and Lender are authorized to adjust, collect and compromise, in their discretion, any and all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) in excess of the Threshold Amount (upon notice to Tenant unless the giving or effectiveness of such notice is prohibited by stay but with out any approval by Tenant if an Event of Default has occurred and is continuing); provided that, if no Event of Default by Tenant shall have occurred and be continuing hereunder, Tenant shall be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty whether below or in excess of the Threshold Amount and, except in the case of a Casualty where Landlord has delivered a Rejection of Tenant's offer to pay the Termination Amount following a Termination Event as described in Paragraph 18, all final adjustments, settlements or compromises for claims above the Threshold Amount shall nevertheless be subject to the approval of Tenant (such approval not to be unreasonably withheld, delayed or conditioned). Subject to the foregoing, Tenant agrees to sign, upon the request of Landlord and Lender, all such proofs of loss, receipts, vouchers and releases, and if Tenant fails to do so or if an Event of Default has occurred and is continuing, Landlord and Lender are each hereby authorized to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Notwithstanding the foregoing, for claims in excess of the Threshold Amount, Landlord and Lender shall have the option to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise ,and if Landlord or Lender so instructs in writing, Tenant shall prosecute, contest, adjust, collect and compromise any and all such claims at it own cost and expense in accordance with such instructions, and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim not consistent with such instructions shall be subject to the prior written approval of Landlord and Lender. Each insurer is hereby authorized and directed to make payment under said policies, including return or unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

            (b) Tenant, promptly upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. Only Landlord and Lender are authorized to collect, settle and compromise, in their discretion (upon notice to Tenant unless the giving or effectiveness of such notice is prohibited by stay), the amount of any Net Award. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemning authority in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

            (c) If any Partial Casualty (whether or not insured against) or any Partial Condemnation shall occur, this Lease shall continue notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations. Promptly after such

Partial Casualty or Partial Condemnation, Tenant, as required in Paragraphs 12(a) and 13(b), shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease). So long as the actual Net Award (or any amount equal thereto) is made available to Tenant (including through the Restoration Fund), Tenant shall have the obligation to restore the Leased Premises in accordance with the preceding sentence whether or not the Net Award is sufficient therefor, and such restoration obligation shall remain in effect even if no Net Award is available to Tenant from (i) the applicable governmental authority due to the acts or omissions of Tenant or (ii) the Tenant's insurance carrier due to the acts or omissions of Tenant or because of Tenant's failure to maintain the insurance required to be carried under Paragraph 16. So long as no Event of Default exists, any Net Award up to the Threshold Amount shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraphs 12(a) and 13(b) of this Lease, and any balance shall promptly be refunded to Landlord. Any Net Award in excess of the Threshold Amount shall (unless such Casualty or Condemnation resulting in the Net Award is a Termination Event) be made available by Landlord (or by Lender, if the Net Award is paid to Lender pursuant to the terms of any Mortgage, SNDA or other document in connection with a Loan) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

            (d) In the event of a Requisition of any of the Leased Premises, if any Net Award payable by reason of such Requisition is actually received and retained by Landlord, such Net Award shall be applied as a credit against the next occurring installments of Basic Rent due hereunder until applied in full or until the earlier to occur of (i) the expiration of the stated period of the Requisition or (ii) the expiration of the Term; provided that any portion of the Net Award that either exceeds the Basic Rent for the stated period or as to which Landlord is not obligated to credit to Tenant hereunder, shall, upon the expiration of the Term, be retained by Landlord without any further credit or other compensation to Tenant.

            (e) Tenant hereby waives the benefits of N.J.S.A. 46:8-6 and 46:8-7, and agrees that Tenant shall not be relieved of the obligations to pay Basic Rent and Additional Rent in the event of damage to, or destruction of, the Leased Premises, except as otherwise expressly provided in this Lease.

      18. Termination Events.

            (a) If either (i) the entire Leased Premises shall be taken by a Taking or (ii) any substantial portion of the Leased Premises shall be taken by a Taking or all or any substantial portion of the Leased Premises shall be damaged or destroyed by a Casualty and, in such case, Tenant certifies and covenants to Landlord that it has determined, in good faith, exercising its reasonable judgment, that the required restoration and continued operation of Tenant's business at the Leased Premises is not economically practicable (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease (a "Termination Notice"). If Tenant elects under clause (y) above not to give Landlord a Termination Notice, then Tenant shall rebuild or repair the Leased Premises in accordance with Paragraphs 17 and 19.

            (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date which occurs at least sixty (60) days after the date such Termination Notice is given to Landlord (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same.

            (c) If Landlord shall reject such offer by Tenant to pay to Landlord the Termination Amount pursuant to Paragraph 18(b) above by written notice to Tenant (a "Rejection"), which Rejection shall contain the written consent of Lender to Landlord's rejection of Tenant's offer to pay the Termination Amount, then this Lease shall terminate on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations under this Lease which have arisen on or prior to the Termination Date (collectively, "Remaining Obligations") as of the Termination Date, then Landlord may, at its option, extend the effective date on which this Lease may terminate to the date which is the last calendar day of the month subsequent to Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and
(iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate, Landlord shall not have received the agreed amount of the Net Award payable by reason of the applicable Termination Event though no fault on the part of Landlord, then the date on which this Lease is to terminate shall be automatically extended to the date that is the last calendar day of the month in which Landlord receives the agreed amount of the Net Award or the scheduled Expiration Date of this Lease, whichever is earlier; provided that, if Tenant has not satisfied all Remaining Obligations as of such date, then Landlord may, at its option, extend the date on which this Lease may terminate to the date which is the last calendar day of the month in which Tenant has satisfied all such Remaining Obligations.

            (d) Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the delivery of the Termination Notice, Landlord shall be conclusively presumed to have accepted such offer from Tenant to pay the Termination Amount. If such offer from Tenant to pay the Termination Amount is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations after deducting therefrom (as consideration for Tenant's loss of its Leasehold rights and estate hereunder), the amount of any Net Award actually received and retained by Landlord or Lender as of the Termination Date, or if no Net Award shall have been received and retained by Landlord or Lender as of such Termination Date, Landlord shall assign to Tenant (and cause Lender to assign to Tenant), each of Landlord's and Lender's respective entire interest in and to the Net Award. Landlord shall retain title to the entire Leased Premises notwithstanding such acceptance of the Termination Amount, except that in the case of Taking, to the extent any portion of the Leased Premises is not subject to the Taking, Landlord shall retain title to such remaining portion of the Leased Premises.

      19. Restoration.

            (a) If any Net Award is in excess of the Threshold Amount, Landlord (or Lender if required by any Mortgage) shall hold the entire Net Award in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                  (i) prior to commencement of restoration, (A) the architects, contracts, contactors, plans and specifications and a budget for the restoration shall have been approved by Landlord, and (B) Tenant shall cause the applicable contractors to provide Landlord and Lender with mechanics' lien insurance (if available at commercially reasonable rates) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety reasonably acceptable to Landlord, and name Landlord and Lender as additional dual obligees;

                  (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises in connection with such restoration which remain undischarged (other than liens removed of record by bond or otherwise);

                  (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the Work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the Work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed Work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) such other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by Work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                  (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the Work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such Work and, upon completion of the Work, also stating that the Work has been fully completed and complies with the applicable requirements of this Lease;

                  (v) Landlord may retain 10% of the restoration fund until the Work is 50% completed; five 5% of the restoration fund until the Work is substantially completed and, thereafter, 125 % of the estimated cost of completion of punch-list items;

                  (vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

                  (vii) such other reasonable conditions as Landlord or Lender may impose consistent with prudent institutional construction lending practices.

            (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration Work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

            (c) If any sum remains in the Restoration Fund after completion of the Work and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be paid to Tenant.

      20. Procedures Upon Purchase.

            (a) If the Leased Premises is purchased by Tenant pursuant to the provisions of Paragraph 34 of this Lease, Landlord shall convey the same, but no better, state of title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord or Lender after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

            (b) Upon the date fixed for any such purchase of the Leased Premises pursuant to Paragraph 34 of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the applicable purchase price therefor, in Federal Funds, and Landlord shall deliver to Tenant or its designee (i) a Bargain and Sale Deed with Covenants Against Grantor's Acts which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property then required to be sold by Landlord to Tenant pursuant to this Lease, including a customary affidavit of title as may be reasonably necessary for Tenant's title insurance company to issue an owner's policy to Tenant, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations as a condition to Landlord's obligation to convey the Leased Premises to Tenant. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any Surviving Obligations. The Costs of the purchase transaction contemplated by this Paragraph 20 shall be paid by Tenant at the time of closing, except as otherwise provided in Paragraph 34 hereof.

            (c) If the completion of such purchase shall be delayed through no fault of Landlord or Lender after the date scheduled for such purchase, then Rent shall continue to be due and payable until completion of such purchase.

            (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the purchase price due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

      21. Assignment and Subletting. Prohibition Against Leasehold Financing.

            (a) Except as otherwise expressly provided to the contrary in this Paragraph 21 and Paragraph 4(c), Tenant shall have the right to assign this Lease, whether by operation of law or otherwise (including through merger or consolidation) to any Person, without the prior written consent of Landlord; provided that, notwithstanding the foregoing or anything to the contrary contained below in this Paragraph 21, Tenant shall not have the right to assign this Lease (voluntarily or involuntarily, whether by operation of law or otherwise), or sublet any of the Leased Premises to any Person at any time that an Event of Default shall have occurred and then be continuing. Any purported sublease or assignment in violation of this Paragraph 21 shall be null and void.

            (b) Subject to Paragraph 4(c), Tenant shall have the right to enter into one or more subleases with any third parties for all or any portion of the gross leaseable area of the Improvements at the Leased Premises, with no consent or approval of Landlord being required or necessary. Each sublease of any of the Leased Premises (1) shall be expressly subject and subordinate to this Lease and any Mortgage encumbering the Leased Premises; (2) not extend beyond the then current Term minus thirty
(30)days; (3) terminate upon any termination of this Lease, unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; and (4) bind the sublessee to all covenants contained in Paragraph 4(a) and (c), 10 and 12 with respect to subleased premises to the same extent as if the sublessee were the Tenant. In addition, Tenant shall, within ten (10) days after the execution and delivery of any sublease, deliver a duplicate original counterpart thereof to Landlord

            (c) If Tenant desires to assign this Lease or to enter into any sublease or series of subleases to a single Person (including its Affiliates) that demise, in the aggregate (including expansion options), in excess of ten percent (10%) of the gross leaseable area of the Improvements at the Leased Premises (a "Major Sublease"), then Tenant shall, not less than ten (10) days prior to the date on which it desires to enter into such assignment or Major Sublease, submit to Landlord (for Landlord's review and files, but not for approval) reasonably detailed information regarding the following with respect to the proposed assignee or subtenant: (1) credit, (2) capital structure, (3) management, (4) operating history, and (5) proposed use of the Leased Premises. With respect to any assignment to a Credit Entity in which Tenant seeks to be released from its obligations under this Lease, at least thirty (30) days prior to the effective date of such assignment, Tenant shall provide Landlord with such information as reasonably required by Landlord to establish that the Person involved in any such proposed assignment satisfies the criteria set forth in this Lease for a Credit Entity.

            (d) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument of assignment and assumption, a fully executed original counterpart of which shall be delivered to Landlord at the time of such assignment. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations of Tenant shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made, except that in the case of an assignment of this Lease to a Credit Entity, Tenant shall have the right to request a release of Tenant from all obligations under this Lease arising from and after the date of such assignment and provided Landlord is able to confirm that such assignee is in fact a Credit Entity by objective evidence, Landlord agrees to grant such release in writing within five (5) business days after the later to occur of (x) the effective date of such assignment or (y) the date Tenant delivers to Landlord an original fully executed counterpart of such assignment and assumption agreement. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

            (e) Notwithstanding any provision in this Paragraph 21 or elsewhere in this Lease to the contrary, including any right or option Tenant may have to assign this Lease or sublease all or any portion of the Leased Premises without Landlord's consent, Tenant shall, upon the request of Landlord, provide and cause such assignee or sublessee to provide, such information (including, without limitation, any certification) as to any proposed assignee or sublessee and its principals as may be required for Landlord and Tenant to comply with regulations administered by the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24,2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business.

            (f) In addition to any remedy to which Landlord is entitled under Paragraph 23 of this Lease and subject to the terms of the Landlord's Agreement, Landlord shall have the right, at any time upon the occurrence and during the continuance of a Event of Default under clause (i) of Paragraph 22(a) or upon any default termination of this lease (upon notice to Tenant unless the giving or effectiveness of such notice is stayed) to collect the rents and other sums of money payable under any sublease or other occupancy agreement for any of the Leased Premises and to retain the same, provided that any amounts collected shall be applied to Rent payments next due and owing. At any time that an Event of Default shall have occurred and during its continuance Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of subleases or other occupancy agreement for any of the Leased Premises without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed in the case of a termination of such sublease or other agreement as a result of a default thereunder by such subtenant or occupant, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

            (g) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises except as expressly provided pursuant to Paragraph 32(c) of this Lease, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

            (h) Subject to the provisions of Paragraphs 34 hereof Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

            (i) Notwithstanding the provisions of Paragraph 21 (a) above, Tenant shall not, in a single transaction or series of transactions (including any interim merger or consolidation), sell or convey, transfer or lease all or substantially all of its assets (it being agreed that subsidiaries of Tenant shall be deemed assets thereof) (an "Asset Transfer") to any Person, and any such Asset Transfer shall be deemed an assignment in violation of this Lease; unless either (i) Tenant has obtained Landlord's consent thereto or (ii) the Asset Transfer is (A) to a Person that immediately following such transaction or transactions, taken in the aggregate, has (or would have, on a pro forma basis) a net worth equal to or better than that of Tenant as of the date immediately prior to the Asset Transfer and (B) this Lease is assigned to and assumed by such Person as a part of such Asset Transfer. In the event of an Asset Transfer to a subsidiary of Tenant, any subsequent sale of the assets of the original Tenant named herein by such subsidiary shall be governed by the requirements of this subparagraph (i) irrespective of whether or not such sale would be considered a sale of all or substantially all of the assets of such subsidiary.

      22. Events of Default.

            (a) The occurrence of any one or more of the following shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

                  (i) a failure by Tenant to (A) make any payment of Basic Rent on or prior to its due date, regardless of the reason for such failure and such failure continues for three (3) business days after Landlord has given Tenant notice thereof, or (B) make any payment of any other Monetary Obligation on or prior to its due date, regardless of the reason for such failure, and such failure continues for twenty (20) days after Landlord has given Tenant notice thereof;

                  (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a) and, subject to the provisions of Paragraph 22(b) below, such failure continues for thirty (30) days after Landlord has given Tenant notice thereof; provided that, if the default consists of the failure to timely provide evidence of any insurance required to be maintained by Paragraph 16, such failure continues for three (3) business days after Landlord has given Tenant notice thereof and; provided further that, no notice or cure period shall be required for any default that consists of a failure to maintain any insurance required by Paragraph 16 or if the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord,

                  (iii) any material representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                  (iv) a default beyond any applicable cure period or at maturity by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $20,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), if (x) such payment default is for a payment at maturity or a final payment, or (y) the effect of such default is to cause the holder of such obligation to accelerate the balance due of such obligation prior to its stated maturity and no waiver, extension or forbearance agreement is then in effect; provided further that (A) any subsequent cure by payment or satisfaction accepted by the holder of such obligation shall constitute a cure of the default under this clause (iv), and (B) if the only Event of Default having occurred and then continuing under this Lease is an Event of Default under this clause (iv), then Landlord's remedy shall be limited to an acceleration of the Basic Rent due under this Lease in accordance with the provisions of Paragraph 23(a)(iii) hereof;

                  (v) a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Tenant and the same shall remain undischarged for a period of sixty (60) consecutive days;

                  (vi) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                  (vii) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

                  (viii) if (A) the entire Leased Premises shall have been (1) abandoned or (2) vacated for a period in excess of thirty (30) consecutive days (other than during a period of repair or restoration following a Casualty or Taking or during the performance of Alterations to prepare the Leased Premises for reletting pursuant to a executed assignment or sublease or (B) the entirety of any one building at the Leased Premises shall have vacated for a period in excess of thirty (30) consecutive days (other than during a period of repair or restoration following a Casualty or Taking or during the performance of any Alterations consistent with the provisions of this Lease), unless Tenant shall have provided Landlord with reasonable evidence of its plan for the preservation, maintenance and security of such building (including confirmation that the insurance required to be carried under this Lease will remain in full effect as to such building notwithstanding Tenant's election to vacate same);

                  (ix) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                  (x) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made;

                  (xi) a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under any provision of any Assignment, SNDA, or any other document between Tenant and Lender or from Tenant to Lender, if the result of such failure, violation, breach or misrepresentation is Lender's declaration of a default beyond any applicable cure period with respect to any Loan;

                  (xii) a failure by Tenant to maintain in effect any license or permit necessary for the use, occupancy or operation of the Leased Premises and, subject to the provisions of Paragraph 22(b) below, such failure continues for thirty (30) days after Landlord has given Tenant notice thereof;

                  (xiii) a failure by Tenant to deliver the estoppel described in Paragraph 25 within the time period specified therein and such failure continues for ten (10) days after Landlord has given Tenant notice thereof;

                  (xiv) Tenant shall enter into an Asset Transfer in violation of Paragraph 21; or

                  (xv) Tenant's failure to timely comply with any of Tenant's Post-Closing Obligations and such failure continues for ten (10) days after Landlord has given Tenant notice thereof.

            (b) Except as expressly set forth in Paragraph 22(a) above no notice and cure period shall be required as a condition precedent to the occurrence of an Event of Default. If the default consists of a default under clause (ii) or
(xii) of Paragraph 22(a) (other than the failure to maintain or provide evidence of any insurance required by Paragraph 16), then if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed ninety (90) days), provided that Tenant shall commence to cure the default within the said thirty (30) day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

      23. Remedies and Damages upon Default.

            (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22 and this Paragraph 23.

                  (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises by any available legal process. Upon or at any time after taking possession of the Leased Premises, Landlord may, by legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such termination of the Lease, Landlord may collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                  (ii) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Leased Premises by any available legal process without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease. After repossession of the Leased Premises pursuant hereto, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such termination of Tenant's right of possession of the Leased Premises, Landlord may exercise the remedy set forth in and collect the damages set forth in or permitted by Paragraph 23(b)(ii) or, at any time thereafter, elect to terminate this Lease and in such event Landlord shall have the right and remedies specified in the last sentence of Paragraph 23(a)(i).

                  (iii) Unless Landlord shall have terminated this Lease or Tenant's right of possession of the Leased Premises, Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent or other Monetary Obligations which have been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term and (C) Tenant shall have no further rights under Paragraph 34.

            (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                  (i) If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present

Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, reentry or repossession over (B) as consideration for the loss of Tenant's leasehold rights and estate hereunder, the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including any Costs of Landlord in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, reasonable attorneys' fees and expenses, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                  (ii) If Landlord exercises its remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less, as consideration for the loss of Tenant's lease rights, the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including any Costs of Landlord incurred in connection with such repossessing and reletting, including all brokerage commissions, legal expenses attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant.

                  (iii) Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages as and when same are due and payable under this Lease. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

            (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

            (d) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

            (e) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

            (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

            (g) Upon the occurrence and during the continuance of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

            (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

            (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

            (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

      24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24- hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated on page one of this Lease or when delivery is refused. Notices sent to Landlord shall be to the attention of Director, Asset Management, and notices to Tenant shall be to the attention of Chief Financial Officer and shall simultaneously be given by Landlord to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Steven
J. Gartner, Esq. A copy of any notice given by Tenant to Landlord shall be addressed to the attention of Director, Asset Management and shall simultaneously be given by Tenant to Reed Smith LLP, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen
(15) days' notice of the new address to the other party, in the manner provided above.

      25. Estoppel Certificate. At any time upon not less than twenty (20) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid,
(c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder,
(d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state the title of the signatory thereto and that such person is duly authorized to execute and deliver same on behalf of Tenant.

      26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and ordinary wear and tear, and damage from Casualty or Condemnation for which Tenant is not otherwise required to repair or restore under the terms of this Lease, expected. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and Alterations required to be removed pursuant to Paragraph 13 hereof and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The Costs of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

      27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons haying any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

      28. Books and Records.

            (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

            (b) Tenant shall deliver to Landlord and Lender within ninety (90) days of the close of each fiscal year of Tenant annual audited financial statements of Tenant certified by a nationally recognized firm of independent certified public accountants. Notwithstanding the foregoing, Tenant's audited annual financial statements for the fiscal year ending January 31, 2005 shall be delivered to Landlord no later than the ninetieth (90th) day following the date of this Lease. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accounting firm stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five
(5) days of the delivery of such statement, stating that (A) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (B) except as otherwise specified in such affidavit, that, to the best knowledge of the affiant, Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

      29. Determination of Value.

            (a) Whenever a determination of Fair Market Rental Value is required pursuant to this Lease, such Fair Market Rental Value shall be determined in accordance with the following procedure:

                  (i) Landlord and Tenant shall endeavor to agree on Fair Market Rental Value on the date (an "Applicable Initial Date") which is six (6) calendar months prior to the expiration of the then current Term if Tenant has previously exercised its option pursuant to Paragraph 5(b) to have the Term extended for the third or fourth Renewal Terms. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Rental Value.

                  (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within thirty (30) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Rental Value based on a written appraisal made by each of them (and given to Landlord by Tenant) as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Rental Value, the amount of such Fair Market Rental Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                  (iii) If such two appraisers shall be unable to agree upon a Fair Market Rental Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Rental Market Value and shall select a third appraiser to make the determination of Fair Market Rental Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                  (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Rental Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Rental Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                  (v) If a third appraiser is selected, Fair Market Rental Value shall be the average of the determination of Fair Market Rental Value made by the third appraiser and the determination of Fair Market Rental Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Rental Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                  (vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Rental Value hereinabove set forth above, and (D) be registered in the State if such State provides for or requires such registration.

                  (vii) Each party shall bear the Costs of its own appraiser and the Costs of the third appraiser shall be split equally by Landlord and Tenant.

            (b) If, by virtue of any delay, Fair Market Rental Value is not determined by the expiration or termination of the then current Term, then until Fair Market Rental Value is determined, Tenant shall continue to pay Basic Rent during the succeeding Renewal Term in the same amount which it was obligated under this Lease to pay prior to the commencement of the Renewal Term. When Fair Market Rental Value is determined, the appropriate Basic Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment).

            (c) In determining Fair Market Rental Value, the appraisers shall determine the amount that a willing tenant would pay, and a willing landlord of a comparable building located in a radius of 25 miles of the Leased Premises would accept, at arm's length, to rent a building of comparable size and quality as the Improvements, taking into account: (i) the age, quality, condition (as required by the Lease) of the Improvements; (ii) that the Leased Premises will-be leased as a whole or substantially as a whole to a single user; (iii) a lease term equal to the Renewal Term; (iv) an absolute triple net lease; and (v) such other items that professional real estate appraisers customarily consider.

      30. Non-Recourse as to Landlord, etc. (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any members or general partners of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees of agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Tenant under this Lease shall be limited to actual damages and shall be enforced only against the Tenant and not against any assets, properties or funds of any director, officer, member, shareholder, limited partner, beneficiary, employee or agent of Tenant (or any legal representative, heir, estate, successor or assign of any thereof).

            (b) Tenant shall not be precluded from instituting legal proceedings for the purpose of making a claim against Landlord on account of an alleged violation of Landlord's obligations under this Lease, subject, however, to the limitations of Paragraph 30(a) above. Except as may be the result of a holding over by Tenant, neither party shall be liable to the other hereunder for any consequential, indirect, or special damages.

      31. Financing.

            (a) Tenant agrees to pay, within five (5) business days following written request from Landlord (or upon the date of this Lease with respect to Costs incurred as of such date), (i) all Costs incurred by Landlord in connection with the initial purchase and leasing of the Leased Premises as contemplated by this Lease, including, without limitation, transfer taxes and recording fees, the cost of appraisals, environmental reports, engineering reports and zoning reports, UCC and related searches, title insurance charges and premiums, the cost of surveys, reliance letters and the fees and expenses of Landlord's counsel; provided that Tenant's payment obligations hereunder with respect the fees and expenses of Landlord's counsel shall not exceed an aggregate amount of $200,000 for the initial purchase and leasing and the initial Loan (the "Cost Cap"); provided further, however, in the event that there exists at the Leased Premises a material Environmental Violation or a Hazardous Condition such that a Phase II Site Assessment must be performed or additional expenditures are incurred (including additional or extraordinary due diligence and the reasonable legal fees and expenses of Landlord's and Lender's counsel in connection therewith), then the cost of such Phase II Site Assessment and such additional due diligence and/or reasonable attorneys' fees and expenses of Landlord or Lender shall be paid by Tenant in addition such Cost Cap.

            (b) If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same do not adversely affect any right, benefit or privilege of Tenant under this Lease or increase any Monetary Obligations or materially increase any non-monetary obligations of Tenant under this Lease. Such subordination, nondisturbance and attornment agreement ("SNDA") may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord. Notwithstanding anything to the contrary herein, Tenant shall not be responsible for any Costs associated with Landlord's refinancing, or modification of the initial Loan

            (c) In connection with any Loan, Landlord agrees that it shall use good faith and commercially reasonable efforts to negotiate then current "market" or customary prepayment premiums in connection with any such Loan, taking into account the credit and financial standing of Tenant at the time Loan is made, current market circumstances and the type and amounts of prepayment Premiums or penalties which are generally being required in connection with mortgages held by an institutional lender for similar properties, similarly situated (including, without limitation, mortgages anticipated to be subject to a securitization). Landlord further agrees that, notwithstanding the fact that Landlord may have elected to refinance the initial Loan prior to its stated maturity date, from the Commencement Date until the date that is the tenth (10) anniversary of the Commencement Date of this Lease the Prepayment Premium for which Tenant shall be responsible under the terms of Paragraph 18 of this Lease shall not exceed the Prepayment Premium that Tenant would have been otherwise obligated to pay at such time and under such circumstances had such initial Loan remained in place.

      32. Subordination, Non-Disturbance and Attornment: Landlord's Waiver, (a) This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any holder of such Mortgage or other security instrument shall provide for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof, in any event, pursuant to an SNDA in recordable form and in substance reasonably acceptable to Tenant.

            (b) Landlord agrees that, upon the request of any Person that shall be Tenant's senior secured lender, subordinate senior lender, purchase money equipment lender or an equipment lessor of Tenant, Landlord shall execute and deliver a commercially reasonable waiver of Landlord's statutory lien rights, if any, and a consent and agreement with respect to the respective rights of Landlord and such Person regarding the security interests in, and the timing and removal of, any inventory, equipment or other collateral in which such Person has a secured interest (the "Collateral"), in form and substance reasonably acceptable to Landlord and such Person, so long as such waiver and agreement (i) provides for the indemnification of Landlord against any claims by Tenant or any Person claiming through Tenant, and against any physical damage caused to the Leased Premises, in connection with the removal of any of the Collateral by such Person, (ii) expressly excludes any claim by such Person to any right, title or interest in or to any of the Equipment as defined in this Lease, (iii) provides for a reasonable, but limited, time frame for the removal of such Collateral by such Person after the expiration of which same shall be deemed abandoned, and
(iv) provides for the per diem payment of Basic Rent due hereunder by such Person for each day after the fifth (5th) Business Day following the date of the expiration or termination of this Lease that Landlord permits such Person's Collateral to remain in the Leased Premises.

            (c) Concurrently with the execution of this Lease, each of Landlord and Tenant agrees that it shall enter into the Landlord's Agreement, permitting Tenant to pledge its interest, as lessee, in this Lease, subject to the provisions and limitations set forth in such Landlord's Agreement.

      33. Tax Treatment; Reporting. (a) Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a true lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income. For the avoidance of doubt, nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for state law purposes and for federal income tax purposes.

            (b) Landlord shall deliver to Tenant two duly signed, properly completed copies of IRS Form W-9 prior to the first date when Tenant is required hereunder to make a payment to Landlord, certifying that Landlord is entitled to exemption from United States backup withholding tax, or any successor form. Landlord shall promptly provide Tenant with updated, duly signed, and properly completed copies of IRS Form W-9 (or successor form) if events occur that cause the copies of IRS Form W-9 already in the possession of Tenant no longer to be true, accurate and complete.

      34. Right of First Refusal.

            (a) Except as otherwise provided in clause (f) of this Paragraph 34, and provided an Event of Default does not then exist, if Landlord shall enter into a contract for the sale (the "Sale Contract") of the Leased Premises based upon a bona fide, arms-length offer from a third party purchaser unaffiliated with Landlord or Tenant (a "Third Party Purchaser") (which sale Contract may include other property owned by Landlord so long as a specific purchase price is allocated to the Leased Premises), which Sale Contract shall be conditioned upon Tenant's failure to exercise its right under this Paragraph 34, then Landlord shall give written notice to Tenant of the Sale Contract, together with a copy of the executed Sale Contract and the name and business address of the Third Party Purchaser.

            (b) For a period of fifteen (15) days following receipt of such notice, Tenant shall have the right, exercisable by written notice to Landlord given within said fifteen (15) day period, to elect to purchase the Leased Premises at the purchase price and upon all the terms and conditions set forth in such Sale Contract except that no contingencies contained in such Sale Contract as to environmental assessments, engineering studies, inspection of the Leased Premises, availability of financing, sale of other property, state of the title to or encumbrances on the Leased Premises (other than as set forth in Paragraph 20 hereof), or any other condition or contingency to the Third Party Purchaser's obligation to purchase the Leased Premises which would otherwise be the obligation of Tenant under this Lease, shall apply to Tenant's obligation to purchase the Leased Premises under this Paragraph 34, and Tenant shall be obligated to purchase the Leased Premises without any such condition or contingency.

            (c) If at the expiration of the aforesaid fifteen (15) day period Tenant shall have failed to exercise the aforesaid option by written notice to Landlord, Landlord may sell the Leased Premises to such Third Party Purchaser upon the terms set forth in such Sale Contract. Time shall be of the essence with respect to such fifteen (15) day period.

            (d) Except as otherwise specifically provided herein, the closing date for any purchase of the Leased Premises by Tenant pursuant to this Paragraph 34 shall be the earlier to occur of (i) ninety (90) days after the date of Tenant's notice to Landlord of its intention to purchase the Leased Premises upon the terms of a Sale Contract with a Third Party Purchaser or (ii) the closing date provided in such Sale Contract. At such closing Landlord shall convey the Leased Premises to Tenant in accordance with, and Tenant shall pay to Landlord the purchase price and other consideration set forth in, the applicable contract and Paragraph 20 of this Lease.

            (e) If Tenant does not exercise its right of first refusal to purchase the Leased Premises and the Leased Premises are transferred to a Third Party Purchaser, Tenant will attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities or obligations of Tenant hereunder.

            (f) The provisions of this Paragraph 34 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Leased Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Leased Premises is now or hereafter subject, (iii) any transfer of Landlord's interest in the Leased Premises to a Lender, beneficiary under deed of trust or other holder of a security interest therein or their designees by deed in lieu of foreclosure, (iv) the sale or transfer of the Leased Premises by such Lender (or a beneficiary under deed of trust or other holder of a security interest therein or their designees) to a third party purchaser for value subsequent to such Lender's obtaining fee title to the Leased Premises by deed in lieu of foreclosure, private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Leased Premises is now or hereafter subject,
(v) any transfer of the Leased Premises to any governmental or quasi-governmental agency with power of condemnation, (vi) any transfer of the Leased Premises or any interest therein or in Landlord to any Affiliate of Landlord or to any entity (or a Subsidiary thereof) to whom all or substantial portion of the assets of the parent company of Landlord is transferred, or to any of the so-called "Corporate Property Associates" family of REIT funds (such as, CIP, CPA:12, CPA:14, CPA:15), whether now or hereafter created, as part of a roll-up or other corporate restructuring or reorganization and for whom W.P. Carey & Co. LLC or any of their Affiliates or successors provides investment advisory services, and (vii) any transfer of the Leased Premises to any of the successors or assigns of any of the Persons referred to in the foregoing clauses
(i) through (v).

      35. Intentionally Omitted.

      36. Intentionally Omitted.

      37. Miscellaneous.

            (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

            (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; and (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein".

            (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Landlord shall not unreasonably withhold or delay its consent whenever such consent is required under this Lease, except as otherwise specifically provided herein and except that with respect to any assignment of this Lease or subletting of the Leased Premises not expressly permitted by the terms of this Lease, Landlord may withhold its consent for any reason or no reason. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action for declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying, consent or approval shall be as provided in this Paragraph. Time is of the essence with respect to the performance by Tenant of its obligations under Paragraphs 5(b); 6(a); 7(a)(ii) and 7(b); 18; 22; 24; 25; 26; 28(b); 29; 31(a); 34(b),(c) and (d); 35(f); and 36 of this Lease.

            (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

            (e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

            (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

            (g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

            (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            (i) All exhibits attached hereto are incorporated herein as if fully set forth.

            (j) This Lease shall be governed by and construed and enforced in accordance with the laws of the State.

            (k) Tenant is not, nor will Tenant become, a Person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and Tenant not will engage in any dealings or transactions or be otherwise associated with such persons or entities.

            (l) This Lease may be executed in a number of counterparts and by different parties hereto in separate counterparts each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            (m) Each of Landlord and Tenant represents, warrants and confirms to and for the benefit of the other party that it has dealt with no broker, agent, finder or consultant, other than NVD Consulting, Inc. ("NVD") and Cushman & Wakefield, Inc. ("C&W") with respect to this Lease. And each of Landlord and Tenant hereby agrees to indemnify and save the other harmless of, from and against any and all claims (and all expenses and fees including, without limitation, attorneys' fees, related thereto) for commissions, fees or other compensation made by any other broker or entity alleging to have dealt with such party or arising out of or based upon the acts of such party or its employees, officers, shareholders, partners and/or agents, subject to payment obligations of the respective parties as set forth at the end of this Paragraph 37(m). In case any action hereunder or proceeding shall be instituted against Landlord for the payment of any such commissions, fees or other compensation, arising out of or based upon any such acts of Tenant, its employees, officers, partners and/or agents, then Tenant, upon notice from Landlord and at Tenant's sole cost and expense, shall resist and defend such action or proceeding by counsel chosen by and paid for by Tenant, who shall be reasonably satisfactory to Landlord, and Landlord shall also have the right, but not the obligation, to participate in the defense of any such action or proceeding by counsel of its own choice. In case any action hereunder or proceeding shall be instituted against Tenant for the payment of any such commissions, fees or other compensation, arising out of or based upon any such acts of Landlord, its employees, officers, partners and/or agents, then Landlord, upon notice from Tenant and at Landlord's sole cost and expense, shall resist and defend such action or proceeding by counsel chosen by and paid for by Landlord, who shall be reasonably satisfactory to Tenant, and Tenant shall also have the right, but not the obligation, to participate in the defense of any such action or proceeding by counsel of its own choice. Landlord shall pay any commission or other fee or compensation due NVD pursuant to the terms of a separate agreement. Tenant shall pay any commission or other fee or compensation due C&W pursuant to the terms of separate agreement. The provisions of this Paragraph 37(m) shall survive the Expiration Date or any earlier termination of this Lease.

      38. Post Closing Obligations.

            Pursuant to (i) that certain Phase I Site Assessment Report of the Leased Premises performed by Engineering Consulting Services Inc. and dated as of January 19, 2005, (ii) that certain Property Condition Report performed by RPMS Consulting Engineers and dated as of January 25, 2005, and (iii) that certain Loss Prevention Report from Factory Mutual Insurance Company dated January 8, 2004, Tenant shall complete, remediate or obtain or caused to be completed, remediated or obtained the Post Closing Obligations within the time periods specified in Exhibit "F".

      39. Subdivision of Release Parcels.

            Landlord shall have the right, at any time during the Term, to cause the subdivision of the Release Parcels (or either of them), subject to the compliance with the following provisions and criteria (which may be satisfied by means of the express terms of the amendment or pursuant to separate use, right of way, access and/or easement agreements executed in connection with the proposed release): (1) the Release Parcel shall have been legally subdivided from the remainder of the Leased Premises (also the "Retained Premises") in compliance with all applicable subdivision laws, Legal Requirements (including zoning, access and parking requirements) and Easement Agreements so that the Release Parcel(s), and the Retained Premises are separate tracts and tax lots, and in compliance with applicable Laws, Legal Requirements and Easements Agreements, (2) the subdivision and/or release of the applicable Release Parcel(s) does not adversely impact the functional use, legal use or availability of the Retained Premises, (3) the Retained Premises continues to have available to it all necessary utilities and adequate, free, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto adjacent public roads, (4) any requirements of Lender set forth in the Mortgage (or any other loan documents executed by Landlord in connection with the Loan) with respect to the subdivision and /or release of the Release Parcel(s) have been satisfied, and (5) the costs and expenses of the release and any subsequent conveyance of the Release Parcel and in complying with the above conditions shall be borne by Landlord. Notwithstanding the foregoing provisions of this Paragraph 39, Landlord's right to subdivide the Release Parcels and to cause the Release Parcels (or either of them) to be released and severed from the lien of the Mortgage shall not include the right to release and sever the Release Parcel from the leasehold estate created by this Lease unless Tenant shall have, in its sole and absolute discretion, consented thereto in advance in writing.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

                      Lease-Telcordia       March 15, 2005
                      ------------------------------------

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                       LANDLORD:

                                       TELC (NJ) QRS 16-30, INC.,
                                       a Delaware corporation

                                       By:   Jason Fox
                                           -------------------------------------
                                       Name: Jason Fox
                                             -----------------------------------

                                       Title: Vice President
                                              ----------------------------------


ATTEST:                                TENANT:

                                       TELCORDIA TECHNOLOGIES, INC.
                                       a Delaware corporation

By: /s/ JOHN C. BRAUN, JR.             By: /s/ Joseph Giordano
    -------------------------------        -----------------------------------
Name: JOHN C. BRAUN, JR.               Name: JOSEPH GIORDANO
Title: ASSISTANT SECRETARY             Title: CVP. AND DEPUTY GENERAL COUNSEL

[Corporate Seal]

                       SIGNATURE PAGE TO LEASE AGREEMENT

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                       LANDLORD:

                                       TELC (NJ) QRS 16-30, INC.,
                                       a Delaware corporation

                                       By: /s/ Jason Fox
                                       -----------------
                                       Name: JASON FOX
                                       Title: VP

ATTEST:                                TENANT:

                                       TELCORDIA TECHNOLOGIES, INC.
                                       a Delaware corporation

By: ________________________________   By: _____________________________________
Name: ______________________________   Name: ___________________________________
Title: _____________________________   Title: __________________________________

[Corporate Seal]

                       SIGNATURE PAGE TO LEASE AGREEMENT

                                    EXHIBIT A
                              PROPERTY DESCRIPTION

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, WITH THE BUILDING AND IMPROVEMENTS THEREON ERECTED, SITUATE, LYING AND BEING IN THE Township OF Piscataway, COUNTY OF Middlesex, STATE OF NEW JERSEY, BOUNDED AND DESCRIBED AS
FOLLOWS:

PARCEL ONE - BLOCK 591, LOT 2.01 - RECORD DESCRIPTION

All that certain lot, tract or parcel of land and premise situate, lying and being in the Township of Piscataway, County of Middlesex and State of New Jersey, being more particularly described as follows:

BEGINNING at the intersection of the westerly sideline of Hoes Lane, variable width Right-of-Way, with the northerly sideline of Skiles Avenue, 66 foot Right-of-Way, and from said point running; thence

      1. Along the said northerly sideline of Skiles Avenue on a curve to the right said curve having a radius of 20.00 feet, a length along the arc of 28.17 feet, a bearing along the chord of South 27 degrees 22 minutes 04 seconds West, and a chord distance of 25.90 feet to a point of tangency; thence

      2. Continuing along said northerly sideline, South 67 degrees 43 minutes 22 seconds West, a distance of 473.88 feet; thence

      3. North 22 degrees 16 minutes 39 seconds West, a distance of 250.00 feet; thence

      4. South 67 degrees 43 minutes 21 seconds West, a distance of 280.00 feet; thence

      5. South 22 degrees 16 minutes 39 seconds East, a distance of 250.00 feet to the said northerly sideline of Skiles Avenue; thence

      6. Along said sideline, South 67 degrees 43 minutes 22 seconds West, a distance of 292.29 feet; thence

      7. South 67 degrees 53 minutes 22 seconds West, a distance of 787.50 feet; thence

      8. North 20 degrees 10 minutes 39 seconds West, a distance of 414.90 feet; thence

      9. North 43 degrees 04 minutes 48 seconds West, a distance of 328.55 feet; thence

      10. North 13 degrees 38 minutes 03 seconds West, a distance of 435.20 feet; thence

      11. North 12 degrees 16 minutes 28 seconds West, a distance of 278.51 feet; thence

      12. North 12 degrees 11 minutes 18 seconds West, a distance of 626.96 feet; thence

      13. North 18 degrees 37 minutes 49 seconds West, a distance of 62.60 feet; thence

      14. North 65 degrees 49 minutes 40 seconds East, a distance of 97.25 feet; thence

      15. North 70 degrees 47 minutes 05 seconds East, a distance of 465.73 feet; thence

      16. North 70 degrees 37 minutes 52 seconds East, a distance of 664.05 feet; thence

      17. North 70 degrees 38 minutes 36 seconds East, a distance of 524.76 feet to a concrete monument in the westerly sideline of Hoes Lane; thence

      18. Along said sideline, South 24 degrees 17 minutes 54 seconds East, a distance of 526.99 feet to a point of curvature; thence

      19. Continuing along the said sideline on a curve to the left said curve having a radius of 6052.00 feet, a length along the arc of 422.51 feet, a bearing along the chord of South 26 degrees 17 minutes 34 seconds East, and a chord distance of 422.42 feet to a point of reverse curvature; thence

      20. Continuing along the said sideline on a curve to the right said curve having a radius of 2948.00 feet, a length along the arc of
            823.24 feet, a bearing along the chord of South 20 degrees 17 minutes 54 seconds East and a chord distance of 820.56 feet to a point of tangency; thence

      21. South 12 degrees 17 minutes 54 seconds East, a distance of 184.28 feet to the POINT of BEGINNING.

The above described being known as a description of Block 591, Lots 2.01, said Lot being shown on the Piscataway Township Tax Map Sheet 51, also being shown on a plat entitled "Reverse Subdivision Plan" prepared by Donald H. Stires Associates, 43 West High Street, Somerville, New Jersey dated May 26, 1999.

PARCEL ONE - BLOCK 591, LOT 2.01 - SURVEY DESCRIPTION

All that certain lot, tract or parcel of land and premise situate, lying and being in the Township of Piscataway, County of Middlesex and State of New Jersey, being more particularly described as follows:

BEGINNING at the intersection of the westerly sideline of Hoes Lane, variable width Right-of-Way, with the northerly sideline of Skiles Avenue, 66 foot Right-of-Way, and from said point running; thence

      1. Along the said northerly sideline of Skiles Avenue on a curve to the right said curve having a radius of 20.00 feet, a length along the arc of 28.17 feet, a bearing along the chord of South 27 degrees 22 minutes 04 seconds West, and a chord distance of 25.90 feet to a point of tangency; thence

      2. Continuing along said northerly sideline, South 67 degrees 43 minutes 22 seconds West, a distance of 473.88 feet; thence

      3. North 22 degrees 16 minutes 39 seconds West, a distance of 250.00 feet; thence

      4. South 67 degrees 43 minutes 21 seconds West, a distance of 280.00 feet; thence

      5. South 22 degrees 16 minutes 39 seconds East, a distance of 250.00 feet to the said northerly sideline of Skiles Avenue; thence

      6. Along said sideline, South 67 degrees 43 minutes 22 seconds West, a distance of 292.29 feet; thence

      7. South 67 degrees 53 minutes 22 seconds West, a distance of 787.50 feet; thence

      8. North 20 degrees 10 minutes 39 seconds West, a distance of 414.90 feet; thence

      9. North 43 degrees 04 minutes 48 seconds West, a distance of 328.55 feet; thence

      10. North 13 degrees 38 minutes 03 seconds West, a distance of 435.20 feet; thence

      11. North 12 degrees 16 minutes 28 seconds West, a distance of 278.51 feet; thence

      12. North 12 degrees 11 minutes 18 seconds West, a distance of 626.96 feet; thence

      13. North 18 degrees 37 minutes 49 seconds West, a distance of 62.60 feet; thence

      14. North 65 degrees 49 minutes 40 seconds East, a distance of 97.25 feet; thence

      15. North 70 degrees 47 minutes 05 seconds East, a distance of 465.73 feet; thence

      16. North 70 degrees 37 minutes 52 seconds East, a distance of 664.05 feet; thence

      17. North 70 degrees 38 minutes 36 seconds East, a distance of 524.76 feet to a concrete monument in the westerly sideline of Hoes Lane; thence

      18. Along said sideline, South 24 degrees 17 minutes 54 seconds East, a distance of 526.99 feet to a point of curvature; thence

      19. Continuing along the said sideline on a curve to the left said curve having a radius of 6052.00 feet, a length along the arc of 422.51 feet, a bearing along the chord of South 26 degrees 17 minutes 54 seconds East, and a chord distance of 422.42 feet to a point of reverse curvature; thence

      20. Continuing along the said sideline on a curve to the right said curve having a radius of 2948.00 feet, a length along the arc of
            823.24 feet, a bearing along the chord of South 20 degrees 17 minutes 54 seconds East and a chord distance of 820.56 feet to a point of tangency; thence

      21. South 12 degrees 17 minutes 54 seconds East, a distance of 184.28 feet to a point of curvature; thence

      22. Continuing along the said sideline on a curve to the left said curve having a radius of 5052.02 feet, a length along the arc of 60.70 feet, a bearing along the chord of South 12 degrees 38 minutes 34 seconds East and a chord distance of 60.70 feet to the Point of BEGINNING.

The above description is drawn in accordance with a Survey prepared by Richard
C. Mathews, PLS of Stires Associates, PA, dated January 10, 2005, last revised January 24, 2005.

For Information Only:

            Commonly known as: 1 Telcordia Drive / 444 Hoes Lane, Piscataway, New Jersey Block 591, Lot 2.01 - Tax Map of the Township of Piscataway

PARCEL TWO - BLOCK 501.1, LOT 6.01 - RECORD DESCRIPTION

All that certain lot, tract or parcel of land and premise situate, lying and being in the Township of Piscataway, County of Middlesex and State of New Jersey, being more particularly described as follows:

BEGINNING at the intersection of the southerly sideline of Knightsbridge Road, with the westerly sideline of Hoes Lane, variable width Right-of-Way, and from said point; running; thence

      1. Along the said westerly sideline of Hoes Lane, South 26 degrees 25 minutes 40 seconds East, a distance of 20.89 feet; thence

      2. South 70 degrees 22 minutes 20 seconds West, a distance of 234.83 feet; thence

      3. South 26 degrees 25 minutes 40 seconds East, a distance of 250.00 feet; thence

      4. North 70 degrees 22 minutes 20 seconds East, a distance of 234.84 feet to the said westerly sideline of Hoes Lane; thence

      5. Along said sideline, South 26 degrees 25 minutes 40 seconds East, a distance of 536.53 feet to a point on a non-tangent curve; thence

      6. Continuing along said sideline on a curve to the left said curve having a radius of 6934.54 feet, a length along the arc of 528.81 feet, a bearing along the chord of South 22 degrees 06 minutes 50 seconds East and a chord distance of 528.69 feet to a point of tangency; thence

      7. Continuing along said sideline, South 24 degrees 17 minutes 54 seconds East, a distance of 46.89 feet to a concrete monument; thence

      8. South 70 degrees 38 minutes 36 seconds West, a distance of 524.76 feet; thence

      9. South 70 degrees 37 minutes 52 seconds West, a distance of 664.05 feet; thence

      10. North 00 degrees 42 minutes 10 seconds West, a distance of 984.92 feet to a point of curvature; thence

      11. Along a curve to the left said curve having a radius of 525.75 feet, a length along the arc of 173.66 feet, a bearing along the chord of North 10 degrees 09 minutes 55 seconds East and a chord distance of
            172.87 feet to a point of tangency; thence

      12. North 19 degrees 37 minutes 40 seconds West, a distance of 278.70 feet to a point of curvature; thence

      13. Along a curve to the left said curve having a radius of 30.00 feet, a length along the arc of 40.36 feet, a bearing along the chord of North 58 degrees 10 minutes 06 seconds West and a chord distance of
            37.38 feet to a point on a non-tangent curve in the southerly sideline of Knightsbridge Road; thence

      14. Along said sideline on a curve to the left said curve having a radius of 656.91 feet, a length along the arc of 99.40, a bearing along the chord of North 74 degrees 42 minutes 26 seconds East and a chord distance of 99.31 feet to a point of tangency; thence

      15. Continuing along said sideline, North 70 degrees 22 minutes 20 seconds East, a distance of 343.84 feet; thence

      16. Continuing along said sideline, South 26 degrees 25 minutes 40 seconds East, a distance of 5.04 feet; thence

      17. Continuing along said sideline, North 70 degrees 22 minutes 20 seconds East, a distance of 268.62 feet to a point of curvature; thence

      18. Along said sideline on a curve to the right said curve having a radius of 30.00 feet, a length along the arc of 43.56 feet, a bearing along the chord of South 68 degrees 01 minutes 40 seconds East and a chord distance of 39.84 feet to the Point of BEGINNING.

The above described being known as a Consolidated description of Block 501.1, Lots 6, 9.01 and 10, said Lots being shown on the Piscataway Township Tax Map Sheet 44C, also being shown on a plat entitled "Reverse Subdivision Plan" prepared by Donald H. Stires Associates, 43 West High Street, Somerville, New Jersey, dated May 26, 1999.

PARCEL TWO - BLOCK 501.1, LOT 6.01 - SURVEY DESCRIPTION

All that certain lot, tract or parcel of land and premise situate, lying and being in the Township of Piscataway, County of Middlesex and State of New Jersey, being more particularly described as follows:

BEGINNING at the intersection of the southerly sideline of Knightsbridge Road, with the westerly sideline of Hoes Lane, variable width Right-of-Way, and from said point; running; thence

      1. Along the said westerly sideline of Hoes Lane, South 26 degrees 49 minutes 32 seconds East, a distance of 20.89 feet; thence

      2. South 69 degrees 58 minutes 28 seconds West, a distance of 234.83 feet; thence

      3. South 26 degrees 49 minutes 32 seconds East, a distance of 250.00 feet; thence

      4. North 69 degrees 58 minutes 28 seconds East, a distance of 234.84 feet to the said westerly sideline of Hoes Lane; thence

      5. Along said sideline, South 26 degrees 49 minutes 32 seconds East, a distance of 535.73 feet to a point on a non-tangent curve; thence

      6. Continuing along said sideline on a curve to the left said curve having a radius of 6934.54 feet, a length along the arc of 537.85 feet, a bearing along the chord of South 22 degrees 30 minutes 27 seconds East and a chord distance of 537.71 feet to a point of tangency; thence

      7. Continuing along said sideline, South 24 degrees 17 minutes 54 seconds East, a distance of 46.89 feet to a concrete monument; thence

      8. South 70 degrees 38 minutes 36 seconds West, a distance of 524.76 feet; thence

      9. South 70 degrees 37 minutes 52 seconds West, a distance of 664.05 feet; thence

      10. North 01 degrees 06 minutes 02 seconds West, a distance of 984.92 feet to a point of curvature; thence

      11. Along a curve to the left said curve having a radius of 525.75 feet, a length along the arc of 173.66 feet, a bearing along the chord of North 10 degrees 33 minutes 47 seconds West and a chord distance of
            172.87 feet to a point of tangency; thence

      12. North 20 degrees 01 minutes 32 seconds West, a distance of 278.70 feet to a point of curvature; thence

      13. Along a curve to the left said curve having a radius of 30.00 feet, a length along the arc of 40.36 feet, a bearing along the chord of North 58 degrees 33 minutes 57 seconds West and a chord distance of
            37.38 feet to a point on a non-tangent curve in the southerly sideline of Knightsbridge Road; thence

      14. Along said sideline on a curve to the left said curve having a radius of 656.91 feet, a length along the arc of 99.40, a bearing along the chord of North 74 degrees 18 minutes 34 seconds East and a chord distance of 99.31 feet to a point of tangency; thence

      15. Continuing along said sideline, North 69 degrees 58 minutes 28 seconds East, a distance of 343.84 feet; thence

      16. Continuing along said sideline, South 26 degrees 49 minutes 31 seconds East, a distance of 5.04 feet; thence

      17. Continuing along said sideline, North 69 degrees 58 minutes 28 seconds East, a distance of 268.62 feet to a point of curvature; thence

      18. Along said sideline on a curve to the right said curve having a radius of 30.00 feet, a length along the arc of 43.56 feet, a bearing along the chord of South 68 degrees 25 minutes 32 seconds East and a chord distance of 39.84 feet to the Point of BEGINNING.

The above description is drawn in accordance with a Survey prepared by Richard
C. Mathews, PLS of Stires Associates, PA, dated January 10, 2005, last revised January 24, 2005.

For Information Only:
Commonly known as:    50 Knightsbridge Road
                      Piscataway, New Jersey
                      Block 501.01, Lot 6.01 - Tax Map of the Township of
                      Piscataway

                                                                       EXHIBIT B

                                    EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the buildings which constitute part of the Leased Premises for the uses permitted under Paragraph 4(a) of this Lease, including, but not limited to, the following:

      a. All data center equipment -- PDU's, A/C units, batteries, UPS units, etc.
      b. Two 1500 KW generators and ancillary equipment
      c. Mechanics' tools and equipment
      d. Laboratory equipment and furniture
      e. A/C units specific to a lab or office
      f. Built-in and portable audio/visual equipment
      g. Portable kitchen equipment
      h. Office furniture
      i. Personal computers
      j. Computer Servers
      k. Vehicles

                                   EXHIBIT B-1

                                                                       EXHIBIT C

                             PERMITTED ENCUMBRANCES

1. Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises.

2. Easement to the Defense Plant Corporation recorded in Deed Book 1235, Page 263; an Easement to Texas Eastern Transmission Corporation recorded in Deed Book 2157, Page 85; as confirmed by Agreement recorded in Deed Book 2238, Page 52; as further confirmed by Agreement recorded in Deed Book 2426, Page 439; and as shown on the Survey prepared by Richard C. Mathews, PLS of Stires Associates, PA, dated January 10, 2005, last revised January 24, 2005 (affects Parcel One).

3. Subject to the benefits and burdens of those certain Easements with The New Jersey Bell Telephone Company recorded in Deed Book 2604, Page 802; Deed Book 2766, Page 463; and Deed Book 2762, Page 1172; and as shown on the Survey prepared by Richard C. Mathews, PLS of Stires Associates, PA, dated January 10, 2005, last revised January 24, 2005 (affects Parcel
      One).

4. Sewer Agreement with the Township of Piscataway recorded in Deed Book 2610, Page 423 (affects Parcel One).

5. Easement to Public Service Electric and Gas Company recorded in Deed Book 2642, Page 88; and as shown on the Survey prepared by Richard C. Mathews, PLS of Stires Associates, PA, dated January 10, 2005, last revised January 24, 2005 (affects Parcel One).

6. Matters shown on that certain Map entitled "Survey Map of Proposed Easement, Part of Lot 2A, Block 591, Tax Map, Piscataway Twp., Middlesex Co., N.J." filed March 9, 1988 as Map No. 1801, File No. 479, including, but not limited to: Proposed twenty-five. (25') foot NJ. Bell Tel. Co. Easement; and as shown on the Survey prepared by Richard C. Mathews, PLS of Stires Associates, PA, dated January 10, 2005, last revised January 24, 2005 (affects Parcel One).

7. Easements to Public Service Electric and Gas Company and/or New Jersey Bell Telephone Company recorded in Deed Book 3034, Page 629; Deed Book 3061, Page 921; Deed Book 3077, Page 851; and Deed Book 4853, Page 615; and as shown on the Survey prepared by Richard C. Mathews, PLS of Stires Associates, PA, dated January 10, 2005, last revised January 24, 2005 (affects Parcel Two).

8. Restrictive Covenant recorded in Deed Book 4770, Page 570 (affects Parcel One and Parcel Two).

9. Developer's Agreement recorded in Deed Book 4793, Page 447 (affects Parcel One and Parcel Two).

                                   EXHIBIT D-1

10. Rights of the following licensees and tenants having rights as licensees only, none of which have an option to purchase or right of first refusal affecting the Premises: MCImetro Access Transmission Services, LLC ("MCImetro"), Sprint Spectrum L.P. ("Sprint'), SkyTel Corp., a DE corporation, ("SkyTel"), New York SMSA Limited Partnership ("NY SMSA"), and Toshiba, a __ ("Toshiba").

11.   Taxes and assessments for the year 2005 and subsequent years.

12.   Rights or claims of parties in possession not shown by the public records.

13. Easements, or claims of easements, roads, ways or streams not shown by the public records.

14. Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

15. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

16.   Planning, zoning and subdivision regulations and restrictions.

                                                                       EXHIBIT D

                              BASIC RENT PAYMENTS

1.    Basic Rent.

      (a) Initial Term. Subject to the adjustments provided for in below in this Exhibit D, Basic Rent payable in respect of the Term shall be US $8,913,190.00 per annum, payable monthly, in advance on each Basic Rent Payment Date, in equal installments of US $742,765.83 each. Pro rata Basic Rent for the period from the date hereof through the last day of the calendar month in which the Commencement Date of this Lease occurs shall be paid on the date hereof.

(b) Renewal Term. Annual Basic Rent for each Renewal Term shall be payable monthly, in advance, on each Basic Rent Payment Date, in equal installments, as follows: (i) for the first Renewal Term, the Basic Rent for the first Lease Year of such first Renewal Term shall be an amount equal to 120% of the Basic Rent in effect as of the First Full Basic Rent Payment Date under this Lease and shall be subject to the applicable annual adjustments provided for below in this Exhibit D, (ii) for the second Renewal Term, the Basic Rent for the first Lease Year of such second Renewal Term shall be an amount equal to 120% of the Basic Rent in effect as of the First Full Basic Rent Payment Date under this Lease and, thereafter, shall be subject to the applicable annual adjustments provided below in this Exhibit D, (iii) for the third Renewal Term, the Basic Rent for such third Renewal Term shall be an amount equal to 94% of the Fair Market Rental Value as of the first day of such third Renewal Term, as determined in accordance with Paragraph 29 of this Lease, and (iv) for the fourth Renewal Term, the Basic Rent for such Renewal Term shall be an amount equal to 94% of the Fair Market Rental Value as of the first day of such fourth Renewal Term, as determined in accordance with Paragraph 29 of this Lease.

2.    Initial Term Adjustments to Basic Rent.

            (a) Basic Rent shall during the Initial Term not be adjusted until the first (1st) anniversary of the Basic Rent Payment Date on which the first full monthly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date") As of the first (1st) anniversary of the First Full Basic Rent Payment Date and, thereafter, on each subsequent anniversary date (each such date being hereinafter referred to as the "Basic Rent Adjustment Date") of the First Full Basic Rent Payment Date occurring during the Initial Term, Basic Rent shall be adjusted as follows:

            (i) commencing on the first (1st) anniversary of the First Full Basic Rent Payment Date and continuing for each Basic Rent Adjustment Date occurring through and including the fourth (4th) anniversary date thereof, by increasing the Basic Rent then in effect by the lesser of (x) the CPI Increase (as defined below) and (y) two percent (2%) per annum over the adjusted Basic Rent then in effect immediately preceding each such anniversary date;

            (ii) for the Lease Year commencing upon the fifth (5th) anniversary of the First Full Basic Rent Payment Date, to an amount equal to the greater of (A) the amount obtained by multiplying US $8,913,190.00 by the lesser of (x) (100% plus the cumulative percentage CPI Increase over the CPI in effect as of the First Full Basic Rent Payment Date) and (y) 113.14%, and (B) the Basic Rent then in effect immediately prior to such fifth (5th) anniversary of the First Full Basic Rent Payment Date.

            (iii) commencing upon the sixth (6th) anniversary of the First Full Basic Rent Payment Date and continuing for each Basic Rent Adjustment Date occurring

                                   EXHIBIT D-1
      during the Initial Term by increasing the Basic Rent then in effect by the lesser of (x) the actual CPI increase and (y) two and one half percent (2.5%) per annum over the adjusted Basic Rent then in effect immediately preceding each such anniversary date;

            (iv) notwithstanding the provisions of clause (iii) above, if, as of any Basic Rent Adjustment Date occurring after the eleventh (11th) anniversary of the First Full Basic Rent Payment Date (such date, the "Calculation Date"), (1) the sum of (x) the aggregate Basic Rent due and payable for the period up to and as of the applicable Basic Rent Adjustment Date plus (y) the aggregate Basic Rent that remains due and payable for the balance of the initial Term of the Lease without further adjustment, equals or exceeds US $199,943,274.00, then, in such event, the adjustments to Basic Rent set forth in clause (iii) above shall thereafter cease and the Basic Rent for the balance of the initial Term of the Lease shall remain at the amount per annum due and payable as of the date immediately preceding such Calculation Date; provided that, (A) the provisions of this clause (iv) shall not be self-operative and shall only be effective and applicable if Tenant shall notify Landlord in writing of its desire to declare the next occurring anniversary of the First Full Basic Rent Payment Date as a Calculation Date, (B) in no event shall there be any reduction in Basic Rent below the amount in effect as of the date immediately preceding the Calculation Date as a result of the application of this clause (iv), and (C) in no event shall Landlord be obligated to disgorge or otherwise repay or reimburse Tenant (or any other party claiming through Tenant) for any Basic Rent previously paid by Tenant as of such Calculation Date for any reason (including an inadvertent failure of Tenant to cause the application of the provisions of this clause (iv)).

      (b) CPI Adjustment. As of each Basic Rent Adjustment Date during the initial Term, whenever the CPI Increase is less than the applicable Adjustment Cap, the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied the applicable CPI Increase, and such product shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date.

      (c) During the Initial Term, notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

3.    Renewal Term Adjustments to Basic Rent.

      (a) During each of the first and second Renewal Terms, Basic Rent shall not be adjusted until the first (1st) anniversary of the Basic Rent Payment Date on which the first full monthly installment of Basic Rent during such Renewal Term shall be due and payable (the "Renewal Term First Basic Rent Payment Date"). As of the first (1st) anniversary of the Renewal Term First Basic Rent Payment Date for each Renewal Term and, thereafter, on each subsequent anniversary date of the Renewal Term First Basic Rent Payment Date during the applicable Renewal Term, Basic Rent shall be adjusted by increasing the Basic Rent then in effect by two percent (2%) per annum over the Basic Rent hi effect for the Lease Year immediately preceding each such anniversary date (each such date being hereinafter referred to as the "Renewal Term Rent Adjustment Date").

      (b) During each of the first and second Renewal Terms, notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Renewal Term Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be

                                   EXHIBIT D-2
a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Renewal Term Rent Adjustment Date in question.

4.    Definitions.

      As used in this Exhibit D and as referred to in the Lease, the following terms shall have the following meanings:

      "Adjustment Cap" shall mean (A) two percent (2%) during the period commencing on the First Full Basic Rent Payment Date and ending on the fifth
(5th) anniversary of the First Full Basic Rent Payment Date and (B) two and one-half percent (2.5%) during the period commencing on the sixth (6th) anniversary of the First Full Basic Rent Payment Date and continuing until the end of the initial Term.

      "Anniversary Month" shall mean, commencing with January, 2006, each January during the Term of the Lease.

      "Comparison Month" shall mean the calendar month which is exactly one year prior to Anniversary Month.

      "CPI" shall mean the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event shall the annual Basic Rent be adjusted downward as a result of the application of any CPI adjustment.

      "CPI Increase" shall mean the percentage increase in CPI from the Prior Year CPI, which percentage increase shall be equal to the fraction, (A) the numerator of which shall be (x) the CPI in the applicable Anniversary Month(s), less (y) the Prior Year CPI, and (B) the denominator of which shall be the Prior Year CPI.

      "Prior Year CPI" shall mean the CPI in effect for the Comparison Month.

                                   EXHIBIT D-3

                                                                      EXHIBIT E

                               TERMINATION VALUES

  Year           Termination Amount
----------       ------------------
    1             $ 137,228,637
    2               137,222,967
    3               137,273,257
    4               137,323,167
    5               137,367,297
    6               137,198,517
    7               137,268,767
    8               136,187,719
    9               135,163,902
    10              133,948,564
    11              132,995,487
    12              131,853,949
    13              130,757,562
    14              129,687,094
    15              128,641,547
    16              127,502,819
    17              126,375,642
    18              125,344,854
Thereafter          125,341,824

                                   EXHIBIT D-1

                                                                       EXHIBIT F

                            POST-CLOSING OBLIGATIONS

A.    Deferred Maintenance; Immediate Repairs, Etc.:

      Tenant shall perform the following actions and provide Landlord with written confirmation, satisfactory to Landlord, of completion of the activities listed below for the 1 Telcordia Drive (a/k/a 444 Hoes Lane) property in Piscataway, New Jersey. Tenant shall pay all costs associated with these Post Closing Obligations, including oversight costs, in accordance with provisions of the Lease:

      1. On or before the later to occur of (x) the date that is one (1) year of the date of this Lease and (y) sixty (60) days after the written request of Landlord, evidence reasonably satisfactory to Landlord (and Lender, if so required under the applicable Loan documents) that the Leased Premises is in full compliance with all applicable zoning laws and ordinances relating to the minimum number parking spaces (both regular and handicapped) required in light of the current use and density of the Leased Premises; provided that, if despite Tenant's commercially reasonable efforts such evidence cannot be obtained within the time period set forth hereinabove, such time period for Tenant's compliance with the foregoing obligations shall be tolled during any period that Tenant is contesting any alleged claim of noncompliance pursuant to and in accordance with Paragraph 14 of this Lease and such tolling shall continue until a final, non-appealable decision on such contest is rendered.

      2. Within ninety (90) days of the date of this Lease, each of the items of repair or replacement identified on Schedule F-l annexed hereto as more fully described in the Property Condition Report performed by RPMS Consulting Engineers and dated as of January 25, 2005.

      3. Within ninety (90) days of the date of this Lease, to the extent not completed as of the date hereof, each of the items under the headings Priority #1, Priority #2 and Special Consideration identified on Schedule F-2 annexed hereto as more fully described in the Loss Prevention Report from Factory Mutual Insurance Company dated January 8, 2004.

B.    Environmental Conditions:

      Tenant shall perform the following actions and provide Landlord with written confirmation, satisfactory to Landlord, of completion of the activities listed below for the 1 Telcordia Drive (a/k/a 444 Hoes Lane) property in Piscataway, New Jersey. Tenant shall pay all costs associated with these Post Closing Obligations, including oversight costs, in accordance with provisions of the Lease (As used hereinbelow, the term "Closing Date" shall mean the date of this Lease):

      1. Former Heating Oil Underground Storage Tank ("UST") - Within sixty (60) days of the Closing Date, Tenant shall provide Landlord with documentation, satisfactory to Landlord, regarding the removal of the former 3,000-gallon heating oil UST and the results of any historical sampling indicating that no release from the former UST occurred. If Tenant is unable to provide satisfactory documentation, then within ninety (90) days of the Closing Date, Tenant shall cause an environmental consulting firm acceptable to Landlord to take at lease two subsurface soil samples in the area of the former heating oil UST to confirm that no release from the UST occurred. The samples shall be collected from a depth which is sufficient to detect any release from the former UST and the soil samples shall be sampled for parameters which are regulated by the State of New Jersey in connection with petroleum product releases and also for

                                    ADDENDA-1
any additional parameters which are specific to the nature of the substances formerly stored in the UST.

      2. Adjacent Leaking Underground Storage Tank ("LUST") Site - Within ninety
(90) days of the Closing Date, Tenant shall have engaged an environmental consulting firm acceptable to Landlord to conduct a file review of relevant environmental agency files to obtain additional documentation on the LUST site abutting the property to the south (4 Skiles Lane) and shall provide Landlord with a written report summarizing the results of that file review.

      3. Oil/Water Separator - Within one hundred twenty (120) days of the Closing Date, Tenant will arrange for the removal of the oil/water separator located in the area of the large drain to the west of the maintenance garage aboveground storage tank ("AST") and shall conduct subsurface soil sampling in the area of the former oil/water separator to determine whether any releases to the environment have occurred. In the alternative, Tenant may conduct subsurface soil sampling outside the physical boundary of the oil/water separator to determine whether any release to the environment has occurred; shall remove all contents from the oil/water separator and steam clean (or equivalent cleaning process) the interior of the oil/water separator and shall then fill the oil/water separator with concrete. If the results of subsurface sampling document that a release to the environment from the oil/water separator has occurred, Tenant shall use its best efforts to promptly remediate such release to the New Jersey cleanup standards which are consistent with the current use of the property.

      4. Repair of Aboveground Storage Tank ("AST") Secondary Containment - Within ninety (90) days of the Closing Date, weather permitting, Tenant shall have repaired the compromised secondary containment surrounding the 2,000-gallon heating oil AST located to the west of the maintenance garage. The secondary containment shall be sufficient to contain 110% of the liquid contents of the tank in the event of a complete release from the tank.

      5. Repair of Fitting and/or Piping on Maintenance Garage Boiler Unit - Within thirty (30) days of the Closing Date, Tenant shall have either repaired the fitting on the product line adjacent to the boiler unit in the maintenance garage or shall have repaired the piping line itself to prevent continued petroleum leaks from the fitting.

      6. Removal of Impacted Soils - Within one hundred twenty (120) days of the Closing Date, Tenant shall have removed all impacted soils in the vicinity of the former 1,000-gallon leaded gasoline UST and shall have conducted confirmatory soil sampling to confirm that any residual contamination levels are below applicable New Jersey cleanup standards applicable to the current use of the property.

      7. Unlabeled Drums of Freon-Within thirty (30) days of the Closing Date, Tenant shall have placed appropriate labeling on the unlabeled drums of Freon located within the mechanical room of Building RRC-3.

                                    ADDENDA-2

      8. Notices: Copies of all written documentation and any other correspondence related to the Post Closing obligations of Tenant shall be sent to Landlord either via electronic delivery or overnight mail to:

            Reed Smith LLP                     TELC (NJ) QRS 16-30, INC.
            Attn: Louis A. Naugle, Esq.        c/o W. P. Carey & Co., LLC
            435 Sixth Avenue                   Attn: Donna Neiley
            Pittsburgh, PA 15219               Asset Management Department
            (412) 288-8587 telephone           50 Rockefeller Plaza
            (412) 288-3063 fax                 New York, NY 10020
            lnaugle@reedsmith.com              (212) 492-1100 telephone
                                               (212) 429-3022 fax
                                               dneiley@wpcarey.com

                                    ADDENDA-3

                                   SHEDULE F-1

DATE:                                  January 20, 2005
RPMS PROJECT NO.:                      4089
PROJECT NAME:                          Telcordia Raritan River Campus
STREET ADDRESS:                        1 Telcordia Way
CITY, STATE:                           Piscataway, New Jersey

ID No.                       ITEM                          QTY.  UNIT   UNIT COST   TOTAL COST
------  -------------------------------------------------  ----  ----  -----------  -----------
  1     Refinish soffit reveal                              980   LF   $      1.27  $     1,245
  2     Refinish exterior walls                             300   SF   $      1.45  $       435
  3     Repair concrete block dock fndn.                     48   SF   $     20.43  $       981
  4     Repoint concrete block                             1185   SF   $      1.22  $     1,446
  5     Repair loose cement parge                          1185   SF   $      2.05  $     2,429
  6     Repaint patched wall areas                         1185   SF   $      1.45  $     1,718
  7     Replace overhead door                                 1   EA   $  3,355.00  $     3,355
  8     Replace exterior door assembly                        1   EA   $  1,212.10  $     1,212
  9     Reailgn overhead doors                                3   EA   $    195.00  $       585
  10    Refinish bridge soffit access doors                  12   EA   $     42.50  $       510
  11    Repair spalled precast conc. Panel                        LS                $     2,000
  12    Examine bridge soffit plenums                             LS                $     1,500
  13    Install new 1.275 MBTU/HR boiler in RRC-5             1   EA   $ 17,600.00  $    17,600
  14    Replace double doors                                      LS                $       150
  15    Refinish toilet room floor and walls                      LS                $       400
  16    Scrape, clean and paint oil circuit breaker I-191         LS                $     5,000
  17    Investigate & repair oil leak on Transformer #1           LS                $     3,000
  18    Investigate & repair oil leak on Transformer #2           LS                $     3,000
  19    Repair oil leak on transformer OC1 -7                     LS                $     9,000
  20    Replace damaged light pole                                LS                $       800
                                                                                    -----------
                                    TOTAL                                           $ 56,365.54
                                                                                    ===========

                                    ADDENDA-4

                                                                    SCHEDULE F-2

                                  ADDENDA - 2

FACTORY MUTUAL INSURANCE COMPANY                                [FM GLOBAL LOGO]
21860 Burbank Boulevand, Suite 300
Woodland Hills, California 91367
Tel: (818) 704-1133
FAX :(818)883-0759

Mailing Address: P.O. Box 9270 - Van Nuys, CA 91409

                                                                January 08, 2004

                                                             IN REPLY  REFER TO:
                                                             Account No. 1-17989
Mr. John Rofulowitz                                           Index No. 31791 66
Science Applications International
Raritan River Software Systems Center
444 Hoes Lane
Piscataway, NJ 08854

Subject: LOSS PREVENTION REPORT dated December 5, 2003

Dear Mr. Rofulowitz:

Enclosed is the loss prevention report confirming FM Global's focused loss prevention visit to the subject location to conduct a re-inspection for fire and associated perils. We are working together with Deborah Smith of your Corporate Risk Management (858-826-4801) to maintain a high level of property loss prevention at this facility. The following are our suggestions for the recommendations listed on the report:

PRIORITY#1 (Low Cost Recommendations) The following recommendations are relatively low cost. We suggest they be completed within 60 days:

      - 03-12-001: All sprinkler control valves in Bldg. 4 should be locked in the open position.

      - 02-08-003: Weekly visual and monthly physical inspections should be conducted for all sprinkler control valves.

      - 02-08-004: All sprinkler flow alarms should be tested on a monthly frequency.

PRIORITY#2 (Moderate Cost Recommendations) The following recommendations will require a moderate cost to complete. We suggest they be investigated for completion within 90 days and be completed within six months.

      - 02-08-001: Automatic sprinklers should be provided in the Bldg. 4 Elevator Room.

      - 93-01-001: Automatic Sprinklers should be provided in the Turbine Generator Room.

PRIORITY#3(Advisory Recommendations) The following recommendations are considered advisory and do not require immediate action. Although they do not require immediate action, they are valid recommendations that would improve property loss prevention at this facility.

      - 02-08-005: Plans for new construction, renovation, repairs, changes in fire protection, etc. should be submitted to FM Global Plan Review prior to the commencement of work.

SAIC
1/8/04
31797.66
Pg. 2

SPECIAL CONSIDERATION The following recommendations do not fit into the priority classes listed above and need special consideration:

      - 86-10-001 B.D.F: Automatic sprinklers should be installed in the following areas:

            -     Building 3 Engine Room 3D-107 and the cafeteria cooler boxes.

            -     UPS Building attached to Bldg. 5.

            -     Building 4 Mechanical Room and Penthouse.

These items were originally presented as loss prevention recommendations in 1986. Since that time, sprinkler protection has been added in several other areas of this complex.

These items rise a significant hazard to both life safety, and property protection at your facility. Your corporate Risk Management Department has requested that we solicit a response from you within 60 days confirming action taken to eliminate the hazard under recommendation 86-10-00).

If you have any questions or comments, please call me at 818-596-5005. I am also available to discuss potential alternatives to the recommendations.

Very truly yours,

/s/ David W. Skaar

David W. Skaar
Account Engineer
FM Global, Los Angeles
office: 818-596-5505
email :david, skaar@fmglobal.com

Ec:  Deborah Smith, SAIC, Deborah.a.smith@cpmx.saic.com
     Tom Repking, Marah, Inc., Thomes.j.repking@marshmine.com
     Follow Up 3/6/04
     A.Zwayer/S. Shivley-FM Global
     Index

Part B.                PROVIDE AUTOMATIC SPRINKLERS IN BUILDING NO.3 ENGINE
                       ROOM 3D-107 AND THE CAFETERIA COOLER BOXES.

"KEY EXPOSURE"

STATUS According to Mr. John Rofulowitz. the recommendation will be studied for possible completion.

Part D.                PROVIDE AUTOMATIC SPRINKLERS IN THE UPS BUILDING (NOW
                       USED FOR STORAGE) ATTACHED TO BUILDING NO. 5.

"KEY EXPOSURE"

STATUS According to Mr. John Rofulowitz, the recommendation will be studied for possible completion.

Part F.                PROVIDE SPRINKLERS IN  BUILDING NO.4 MECHANICAL ROOM AND
                       PENTHOUSE.

"KEY EXPOSURE"

STATUS According to Mr. John Rofulowitz.the recommendation will be studied for possible completion.

02-08-001              PROVIDE AUTOMATIC SPRINKLERS IN THE FREIGHT ELEVATOR
                       EQUIPMENT ROOM IN BUILDING NO.4.

"KEY EXPOSURE"

THE HAZARD             Having adequate sprinkler protection will
                       ensure that if the unthinkable  happens, your business
                       will suffer only a limited interruption. Sprinkler
                       protection not only minimizes fire damage, but also
                       water and smoke damage, and allows for quick resumption
                       of  normal operations,Promptly restarting operations will
                       help you retain your customers and market share.

STATUS Mr. John Rofulowitz, Fire Safety Specialist, stated that this is a corporate decision.

93-01-001              PROVIDE AUTOMATIC SPRINKLERS IN THE TURBINE GENERATOR
                       ROOM.

"KEY EXPOSURE"         Automatic sprinkler protection should be provided in the
                       Turbine Generator Room, at main roof level and below
                       the grated metal mezzanine in Building No. 3.

Index: 031791.66-04                                             [FM GLOBAL LOGO]
Account: 01-17989
Order ID: 0000582842-13

\

93-01-001                     THE HAZARD              A sprinkler system is the best defense  against fire,
(continued)                                           Sprinklers are tried and tested  and have proven to be
                                                      the most practical and reliable means of controlling a
                                                      fire. Sprinkler  protection minimizes not only the fire
                                                      damage, but also water and smoke damage, and allows
                                                      for quick resumption of normal operations. Extending the
                                                      automatic  sprinkler system  into this area will ensure
                                                      a adequate protection  is provided.

                              TECHNICAL DETAIL        Automatic sprinklers should be  165 deg.F below the
                                                      mezzanine and 286 deg.F above. This installation
                                                      should be capable of providing 0.20. gpm/sq.ft over the
                                                      entire room area (approximately 2,400 sq.ft)on both
                                                      levels concurrently , allowing 250 gpm for hose streams.
                                                      A standard wet pipe system  should be used, and
                                                      sprinklers below the mezzanine  should be equipped with
                                                      water shields.

                              STATUS                  Mr. John  Rofulowitz  stated that there are plans to
                                                      remove the existing generator and  replace it with a new
                                                      generator. Sprinklers will most likely  be installed
                                                      as a part of this project. Expected completion date is
                                                      unknown.

                              03-12-001               ALL SPRINKLERS CONTROL VALUES IN BUILDING NO. 4 SHOULD
                                                      BE LOCKED IN THE FULLY OPEN POSITION.

                                                      All fire service control values  larger than 1-1/2 in or
                                                      controlling more than five sprinklers should be secured
                                                      in the fully-open position with locks and chains. Locks
                                                      and chains should be sturdy and resistant to
                                                      breakage except by heavy bolt cutters. Keys should be
                                                      distributed to  personnel directly responsible for the
                                                      protection.

                              THE HAZARD              FM Global  loss experience  shows that fires occurring
                                                      where the sprinkler protection is disabled can cause
                                                      severe fire damage  and even collapse of an entire
                                                      building. Where sprinklers are fully operational, fire damage is usually limited  to a few hundred square  feet.
                                                      Securing each valve open with a lock and chain helps
                                                      ensure the sprinkler valves will be open and protection
                                                      systems will operate at their full capacity during a
                                                      fire emergency.

                              STATUS                  According to Mr. John Rofulowitz, the recommendation
                                                      will be completed by May 2004.

Index: 031791066-04                                             [FM GLOBAL LOGO]
Account: 01-17989
Order ID: 0000582842-13

02-08-003             IMPROVE THE EXISTING VALUE SUPERVISION PROGRAM INSPECTION
                      FREQUENCIES.

                      Improve the existing value supervision program to virually inspect all sprinkler control valves on a weekly basis (currently monthly) and physically try all non-indicating sprinkler control valves on monthly basis (currently semi-annually).

THE HAZARD            An automatic sprinkler protection system is the best
                      defense against, fire, Small fires, which are capable of being controlled, grow into large uncontrollable fires as a result of improperly impaired fire protection Systems.
                      FM Global has experienced many losses at fully protected facilities where the fire protection systems were improperly impaired. In many of these losses, the impaired systems were maintained out-of-service longer than necessary. Frequent documented inspection and supervision of sprinkler control valves will help ensure the sprinkler system is operational in the event of fire. All of the valves are electrically supervised, but electronic supervision is not considered reliable enough to substitute for weekly recorded inspections.

STATUS According to Mr. John Rofulowitz, the recommendation will be studied for possible completion.

02-08-004             IMPROVE THE EXISTING ALARM SUPERVISION PROGRAM
                      FREQUENCIES.

                      All sprinkler system waterflow, alarms should be tested atleast monthly (currently quarterly) by flowing water through the Inspector's Test Connections.

THE HAZARD            Frequent testing of the sprinkler waterflow alarms is
                      needed to ensure that the alarm equipment remains in good working condition and the sprinkler piping is free of obstructions. The results of the tests should be recorded,reviewed by management and retained on file for prompt correction of noted deficiencies.

STATUS According to Mr. John Rofulowitz, the recommendation will be studied for possible completion.

02-08-005             SUBMIT PLANS TO FM GLOBAL FOR REVIEW.

                      Plans and specifications for any new construction, roofing or roof repairs, changes in fire protection, installation of gas-fired equipment, or occupancy changes should be forwarded to FM Global for review and comment prior to the start of the work.

Index: 031791-66-04                                             [FM GLOBAL LOGO]
Account: 01-17989
Order ID: 0000582842-13

02-08-005               THE HAZARD            Local code requirements may or may not cover needed
(continued)                                   property conservation issues as they pertain to
                                              construction, automatic protection etc. This may cause
                                              buildings or occupancies at the facility to be subject to
                                              severe damage during an emerfency leading to extensive
                                              downtime to everyday operations.

                        STATUS                The final conference did not focus on this
                                              recommendations.

risk reduction        Recommendations that have been completed or otherwise
                      removed are summarized in this section. HUMAN ELEMENT
                      RECOMMENDATIONS that have been completed often do not have an associated loss estimate since they usually serve to lower. The frequency and/or severity of a loss. For this reason. We quantify them by counting the number of such items that have been completed .

                      The "counts" of recommendations referenced in this section include each part of multi-part recommendations except in cases where each part represents optional ways to address a single hazard. IN such cases, the recommendation is only counted once.

physical No physical recommendations have been completed or removed since our last evaluation.

recommendations

                        PHYSICAL RISK REDUCTION HISTORY
                           (COUNT OF RECOMMENDATIONS)

                                   [BAR GRAPH]

Index: 03179166-04                                              [FM GLOBAL LOGO]
Account: 01-17989
Order ID: 0000582842-13

Human Element Recommendations

The following HUMAN ELEMENT recommendations have been completed or removed as a result of this evaluation:

   REC                                                            REMOVAL
  NUMBER              RECOMMENDATION SYNOPSIS                     METHOD
---------   --------------------------------------------------   ---------
02-08-002   Lock all fire protection valves in Building No. 6.   Completed
                                                                 05 Dec 03

95-03-001   Remove misc. storage and improve housekeeping in     Completed
            Building No. 4computer rooms.                        05 Dec 03

                          HUMAN ELEMENT RISK REDUCTION
                            (COUNT OF RECOMMENDATIONS)

                                  [PIE CHART]

                      HUMAN ELEMENT RISK REDUCTION HISTORY
                            (COUNT OF RECOMMENDATIONS)

                                  [BAR GRAPH]

Index: 03179166-04                                              [FM GLOBAL LOGO]
Account: 01-17989
Order ID: 0000582842-13

                                                                       EXHIBIT G

                         DESCRIPTION OF RELEASE PARCELS

                                    ADDENDA-3

                               [RELEASE PANEL A]

                                     [PLAN]

                               [RELEASE PANEL B]

                                     [PLAN]

                              [GROUND LEASE PANEL]

                                     [PLAN]

                                                                       EXHIBIT H

                                FORM OF GUARANTY

                                                                  EXECUTION COPY

                  SUBORDINATE GUARANTY AND SURETYSHIP AGREEMENT

      THIS SUBORDINATE GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of the day of_____, 2005, made by each of the entities executing this Guaranty as a guarantor on the signature pages hereof (each, a "Guarantor" and collectively the "Guarantors"), to TELC (NJ) QRS 16-30, INC., a Delaware corporation ("Landlord").

                                   WITNESSETH:

      WHEREAS, Landlord, as lessor, has entered into a Lease Agreement of even date herewith (the "Lease"), in which Landlord leased to TELCORDIA TECHNOLOGIES, INC., a Delaware corporation ("Tenant"), certain premises situate in Piscataway (the "Leased Premises");

      WHEREAS, each Guarantor is a wholly owned subsidiary of Tenant; and

      WHEREAS, the execution and delivery by each Guarantor of this Guaranty is a material inducement to Landlord to execute the Lease, and each Guarantor expects to derive financial benefit from the Lease.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by each Guarantor, and intending to be legally bound, each Guarantor hereby covenants and agrees as follows:

                                    ARTICLE I
                                    GUARANTEE

      Section 1.01 Guaranteed Obligations. Each Guarantor hereby jointly and severally absolutely unconditionally and irrevocably guarantees to and becomes surety for Landlord and its successors and assigns for the due, punctual and full payment, performance and observance of, and covenants with Landlord to duly, punctually and fully pay and perform, the following (collectively, the "Guaranteed Obligations"):

            (a) the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease or any other agreement or instrument executed in connection therewith, including without limitation the Seller/Lessee's Certificate of even date therewith in favor of Landlord, whether now existing or hereafter arising, contracted or incurred (collectively, the "Monetary Obligations"); and

            (b) all covenants, agreements, terms, obligations and conditions, undertakings and duties contained in the Lease to be observed, performed by or imposed upon Tenant under the Lease, whether now existing or hereafter arising, contracted or incurred but excluding any of the foregoing constituting Monetary Obligations (collectively, the "Performance Obligations"), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease, which terms are incorporated herein by reference. The Guaranteed Obligations shall not be affected by the Tenant's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or similar proceeding affecting the Tenant. If for any reason any Monetary

Obligation shall not be paid promptly when due, each Guarantor shall, immediately upon demand, pay the same to Landlord when due under the terms of the Lease. If for any reason Tenant shall fail to perform or observe any Performance Obligation, each Guarantor shall, immediately upon demand, but subject to Section 1.05, perform and observe the same or cause the same to be performed or observed. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Landlord shall be prohibited from exercising any of Landlord's rights and remedies, including, but not limited to, enforcement of the terms of the Lease against the Tenant, then as to each Guarantor such prohibition shall be of no force and effect, and Landlord shall have the right to make demand upon, and receive payment and/or performance from each Guarantor of all Guaranteed obligations and such Guarantor's obligation in this respect shall be primary and not secondary, but in each case subject to
Section 1.05. Each Guarantor acknowledges and agrees that the Monetary Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the Lease following the commencement by or against Tenant of any action under the United States Bankruptcy Code or other similar statute. The Guarantors shall pay or cause to be paid any Monetary Obligations if and when due under the terms of this Guaranty to Landlord at the address and in the manner set forth in the Lease or at such other address as Landlord shall notify Guarantors in writing.

      Section 1.02 Guarantee Unconditional. Subject to the provisions of Section
1.05 of this Guaranty, the obligations of each Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by any of the following, all of which may be given or done without notice to, or consent of, any Guarantor:

            (a) any amendment, modification, extension, renewal or supplement to the Lease or any termination of the Lease or any interest therein;

            (b) any assumption by any party of Tenant's or any other party's obligations under, or Tenant's or any other party's assignment of any of its interest in, the Lease;

            (c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law (even if any such right, remedy, power or privilege shall be lost thereby), including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;

            (d) any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, Tenant or any Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, Tenant or any Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

            (e) any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

            (f) the genuineness, invalidity or unenforceability of all or any portion or provision of the Lease;

            (g) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of Tenant in any bankruptcy or other proceeding;

            (h) the release or discharge of or accord and satisfaction with of Tenant or any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

            (i) the failure of Landlord to keep any Guarantor advised of Tenant's financial condition, regardless of the existence of any duty to do so;

            (j) any assignment by Landlord of all of Landlord's right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for any Loan;

            (k) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or any Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);

            (l) the default or failure of any Guarantor fully to perform any of its obligations set forth in this Guaranty;

            (m) any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

            (n) any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant's assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of Tenant or any affiliate of Tenant to any other person or entity;

            (o) Tenant's failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforeeability of any such rights; or

            (p) any other event, action, omission or circumstances which might in any manner or to any extent impose any risk to any Guarantor or which might otherwise constitute a legal or equitable release or discharge of a guarantor or surety.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Tenant or any Guarantor now has or hereafter may have against Landlord shall be available hereunder to any Guarantor against Landlord.

      Section 1.03 No Notice or Duty to Exhaust Remedies. (a) Each Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Each Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Each Guarantor hereby waives notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of any Guarantor hereunder. Each Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever. This Guaranty is a guaranty of payment and performance and not merely of collection.

            (b) Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Each Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of any Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.

            (c) Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

      Section 1.04 Subrogation. Notwithstanding any payments made or obligations performed by any Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), each Guarantor hereby defers until one (1) year and one (1) day following the date on which all Monetary Obligations have been paid in full in cash and the Senior Indebtedness shall have been paid in full in cash, any and all rights it may have, at any time, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against Tenant or any other Guarantor or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in any Guarantor being deemed a "creditor" under the United States Bankruptcy Code of Tenant or any other Guarantor or any other person or entity. If any payment shall be paid to any Guarantor on account of any subrogation rights prior to such payment in full in cash of all Monetary Obligations and the Senior Indebtedness shall have been paid in full in cash, each and every amount so paid shall immediately be paid to Landlord to be credited and applied upon any of the Guaranteed Obligations, whether or not then due and payable. Every claim or demand which any Guarantor may have against Tenant or any other Guarantor arising from or in connection with any payment or performance of any Guaranteed Obligations shall be fully subordinated to all Guaranteed Obligations to the same extent that the claims of the Guarantors against Tenant and/or any other Guarantor are subordinated to the Senior Indebtedness (as defined below).

      Section 1.05 Subordination to Senior Indebtedness.

      (a) Notwithstanding any provision contained in this Guaranty to the contrary, all indebtedness, liabilities and obligations evidenced hereby or arising under this Guaranty in respect of the Guaranteed Obligations (hereinbelow referred to as the "Junior Indebtedness") shall be subordinated and subject in right of prior payment in full in cash of the Senior Indebtedness to the extent and in the manner set forth below in this Section 1.05. For the purpose hereof, the term "Senior Indebtedness" shall mean all monetary obligations of whatever nature (including principal, interest, premium, fees, commissions, expense reimbursement, indemnities and reimbursement obligations in respect of drawn and undrawn letters of credit) of the Guarantors as guarantor, issuer, borrower or otherwise (i) under that certain Credit Agreement, to be dated on or about March __, 2005, among the Tenant, the Lenders parties thereto, Deutsche Bank Trust Company Americas and Lehman Commercial Paper Inc., as Co-

 Documentation Agents, Bear Stearns Corporate Lending Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent (unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement as defined below) including any related notes, letters of credit, guarantees, collateral documents, cash management agreements and arrangements, interest rate and currency hedging agreements and arrangements of any kind, instruments and agreements executed in connection therein, and, in each case, as amended, restated, supplemented, modified, renewed, increased, extended, replaced, refinanced or refunded from time to time in one or more agreements or indentures (in each case with the same or new lenders or investors), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (the foregoing, collectively, as amended, restated, supplemented, modified, renewed, increased, extended, replaced, refinanced or refunded from time to time, in one or more agreements, the "Credit Agreement");
(ii) under the senior subordinated notes described in the Offering Memorandum dated as of February_____, 2005, and any other capital market bonds, notes or debentures, letters of credit and related guarantees, cash management obligations and interest rate and currency hedging agreements and arrangements of any kind issued from time to time (the foregoing, collectively, as amended, restated, supplemented, modified, renewed, increased, extended, replaced, refinanced or refunded from time to time in one or more agreements or indentures, each a "Capital Market Security"); and (iii) any other indebtedness ("Other Senior Indebtedness") for borrowed money, notes, letters of credit, bonds and debentures payable to a bank, insurer or other institutional type lender and properly classified by Tenant as Senior Indebtedness at the time incurred; provided that, Other Senior Indebtedness shall not, in any event, include: (1) any trade payables (or unsecured obligations in connection therewith), (2) tax obligations of Tenant or any Guarantor, (3) any preferred shares of any Guarantor or of Tenant, (4) any indebtedness resulting from a conversion of equity interests in Tenant or any Guarantor to debt from and after the date of this Guaranty, or (5) any other indebtedness for borrowed money from, through, or on behalf of, (x) any officer, director or principal of any Guarantor or of Tenant (or any family member of any such officer or director or trust for the benefit of such person and/or their family), (y) Tenant, or any other affiliate or subsidiary of Tenant that is not a Guarantor, or (z) any person, if such indebtedness is convertible to equity at the option of any Guarantor or Tenant (as opposed to the option of the holder of such indebtedness). Senior Indebtedness shall include any interest payable in respect of any of the foregoing obligations described in clauses (i) through (iii) above subsequent to the commencement of any proceeding against or with respect to the Guarantors under any chapter of the Bankruptcy Code, 11 U.S.C. section 101 et seq. (the "Bankruptcy Code"), whether or not such interest would be an allowed claim in such proceeding.

      (b) Unless and until the Senior Indebtedness shall have been paid in full in cash, (i) no payment or distribution, whether in cash, property or securities, in respect of the Junior Indebtedness (whether by scheduled payment, prepayment, redemption, purchase, defeasance or otherwise) shall be made by any Guarantor with respect to any Junior Indebtedness, and (ii) the holders of the Junior Indebtedness shall not seek, file, or join in any action, petition or proceeding for the purpose of commencing an involuntary bankruptcy or insolvency proceeding against any Guarantor under the Bankruptcy Code or any applicable state insolvency law. Unless and until the payment obligations under the loans incurred in connection with Tenant's principal Credit Agreement (as determined in good faith by Tenant) have been accelerated or the payment obligations in connection with Tenant's principal Capital Market Securities have been accelerated, the holders of the Junior Indebtedness shall refrain from declaring any Junior Indebtedness to be immediately due and payable, or joining with any other person in any such declaration, or otherwise taking any action against any Guarantor to enforce or collect to attempt any Junior Indebtedness, including, without limitation, commencing any legal action (including any proceeding for the liquidation, dissolution, or other winding up of any

Guarantor) against any Guarantor or making any demand for payment of any Junior Indebtedness; provided that nothing herein shall prevent such holder of the Junior Indebted ness of notifying each or any Guarantor of the existence of a subordinate obligation hereunder in accordance with Section 3.01(b) hereof. Any payment or distribution to (or recovery made by) or for the benefit of the holders of the Junior Indebtedness shall be paid over to the holders of the Senior Indebtedness in accordance with Section 1.05(d).

      (c) Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of any Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Guarantors shall first be paid in full in cash before any payment or distribution is made with respect to the Junior Indebtedness; and upon any such acceleration, declaration of acceleration or dissolution or winding up or liquidation reorganization or proceeding, any payment or distribution of assets of any kind or character, whether in cash, property or securities, to which the holders of Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Guarantors or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of Junior Indebtedness if received by them, directly to the holders of Senior Indebtedness or their representatives to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of Senior Indebtedness, before any payment or distribution is made to the holders of Junior Indebtedness. In furtherance of the foregoing, but not by way of limitation thereof, in the event that any Guarantor shall file or have filed against it a petition under any chapter of the Bankruptcy Code or be adjudicated a bankrupt thereunder, with the result that such Guarantor is excused from the obligation to pay all or any part of the interest otherwise payable in respect of any Senior Indebtedness during the period subsequent to the commencement of any such proceedings under the Bankruptcy Code, each holder of Junior Indebtedness by its acceptance hereof does hereby agree that all or such part of such interest, as the case may be, shall be payable out of, and to that extent diminish and be at the expense of, reorganization dividends or other distributions in respect of such Junior Indebtedness.

      (d) In the event that any payment or distribution of any kind or character, whether in cash, property or securities, not permitted by the foregoing provisions of this Section 1.05 shall be received by any holder of any Junior Indebtedness from any Guarantor, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued or under which such instruments are pledged or issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

      (e) The provisions hereof are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holders of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Guarantors and Landlord, the obligations of the Guarantors under this Guaranty which are unconditional and absolute

      (f) The holders of Senior Indebtedness under clauses (i) and (ii) of
Section 1.05(a) above shall be entitled to rely (and shall be deemed conclusively to have relied) upon the terms and conditions of this Guaranty and no amendment, modification or supplement of this

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

Guaranty shall be permitted, or effective and/or binding upon such holders, unless same shall be consented to in writing by such holders in advance.

                                    ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.01 Representations and Warranties. The representations and warranties made by each Guarantor in that certain Guarantor's Certificate of even date herewith made by each Guarantor in favor of Landlord are hereby incorporated by reference herein (with all related definitions). Each Guarantor hereby represents and warrants to Landlord as provided therein.

      Section 2.03 Notice of Certain Events. Promptly upon becoming aware thereof, Guarantors (or any one of them) shall give Landlord notice of (i) any "event of default" (or equivalent event) by Tenant under all or any portion of the Senior indebtedness, or (ii) any claims by any holders of the Senior Indebtedness for non-payment against any Guarantor under any guaranty thereof.

                                   ARTICLE III
                               EVENTS OF DEFAULT

      Section 3.01 (a) Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Guaranty:

            (i) a failure by any Guarantor to make any payment of any Monetary Obligation, regardless of the reason for such failure;

            (ii) a failure by any Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01 and such failure continues for thirty (30) days after notice from Landlord thereof; or

            (iii) any material representation or warranty made by any Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect, in any material respect, on the date made.

                   (b) Notwithstanding the occurrence of any one or more of the foregoing Events of Default and Landlord's notice to any Guarantor of the existence of a claim against any Guarantor, Landlord's right and ability to commence any action against, recover any sums from, or to otherwise exercise or enforce any remedies, or attempt to collect any damages hereunder for any Guaranteed Obligations shall be subject to the terms and limitations of Section
1.05 hereof.

                                   ARTICLE IV
                                  MISCELLANEOUS

      Section 4.01 Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Each Guarantor hereby agrees to indemnify Landlord against, and to save and hold Landlord harmless from any required return by Landlord, or recovery from Landlord, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason. If an Event of Default at any time shall have occurred and be continuing or

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


exist and declaration of default or acceleration under or with respect to the Lease shall at such time be prevented by reason of the pendency against Tenant of a case or proceeding under any bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default or accelerated with the same effect as if the Lease had been declared in default and accelerated in accordance with the terms thereof, and each Guarantor shall, subject to Section 1.05, forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.

      Section 4.02 Further Assurances. From time to time upon the request of Landlord, each Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Landlord may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Landlord to enforce any of its rights hereunder.

      Section 4.03 Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

      Section 4.04 No Implied Waiver: Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

      Section 4.05 Notices. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Guaranty shall be in writing (including telexed communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by telex with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease with a copy to Reed Smith LLP, 599 Lexington Avenue, 29th Floor, New York, New York 10022, attention: Real Estate Dept. Chairman, and, if to any Guarantor c/o Tenant at the Leased Premises, Attention: Chief Financial Officer, with a copy to Wilke, Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Steven
J. Gartner, Esq., or in accordance with the last unrevoked written direction from such party to the other party.

      Section 4.06 Expenses. Each Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord's enforcement or preservation of rights under this Guaranty or the Lease, including but not limited to such expenses as may be incurred by Landlord in connection with any default by any Guarantor of any of its obligations hereunder or by Tenant of any of its obligations under the Lease.

      Section 4.07 Survival. All obligations of each Guarantor to make payments to or indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

      Section 4.08 Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or cirumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

      Section 4.09 Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      Section 4.10 Governing Law. This Guaranty was negotiated in New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to.
section 5-1401 of the New York General Obligations Law.

      Section 4.11 Successors and Assigns; Joint and Several. This Guaranty shall bind each Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. The obligations and liabilities of each Guarantor under this Guaranty shall be joint and several. As used in this Guaranty, the singular shall include the plural and vice-versa.

      Section 4.12 Incorporation of Recitals: Definitions. The recitals set forth on page 1 of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth. Terms not otherwise specifically defined herein shall have the meanings set forth in the Lease.

      Section 4.13 Rights of Lender. Each Guarantor acknowledges that the rights of Landlord under this Guaranty may be assigned to Lender and upon such assignment Lender shall have all of the rights and benefits and obligations of Landlord hereunder if such Lender succeeds to the interest of Landlord under the Lease.

      Section 4.14. Release. Notwithstanding any provision hereof to the contrary, the obligations of each applicable Guarantor under this Guaranty shall cease to be effective immediately upon notice to Landlord upon the earliest to occur of the following dates:

            (a) The date of the payment in full satisfaction of all Guaranteed Obligations (but subject to the provisions of Section 4.01 and 4.l4(c)).

            (b) The date (hat such Guarantor is released and discharged (other than in any bankruptcy or insolvency proceeding) from its obligations as a guarantor under all guaranties of the Senior Indebtedness under Tenant's principal Credit Agreement and Capital Market Security (as determined in good faith by Tenant) for any reason, except: (i) a release granted as consideration, in whole or in part, for a partial pay-down of Senior Indebtedness either under Tenant's principal Credit Agreement or principal Capital Market Security (as determined in good faith by Tenant), unless such release is in connection with a bona fide sale of such Guarantor to a third party and the consideration paid for such sale inures (directly or indirectly) to the financial benefit of Tenant or any other Guarantor hereunder), (ii) a release in connection with a refinancing or replacement of any Senior Indebtedness if such new Senior Indebtedness is itself guaranteed by such Guarantor, and (iii) a release in connection with the addition of a substitute or replacement guarantor as a guarantor of any Senior Indebtedness, unless such replacement guarantor is a Guarantor hereunder. Upon notice of any such release (and, if requested, evidence thereof) provided to Landlord shall confirm such release but the failure to do so shall not affect such release.

            (c) The date on which the Tenant's obligations under its Credit Agreement or under its long term unsecured noncredit enhanced debt are rated at least BBB+ (or equivalent) by Standard & Poor's Ratings Services ("S&P") (or any successor thereto) or Baal (or equivalent) by Moody's Investor's Services, Inc. (or any successor thereto) ("Moody's") or the equivalent ratings (or if neither Moody's nor S&P cease to rate such indebtedness of Tenant (collectively, the "Credit Rating Threshold"), from any other "nationally recognized statistical ratings organization" within the meaning of Rule 15c3(c)(2)(vi)(F) of the Securities Exchange Act of 1934, as amended or replaced, as selected by Tenant as a replacement rating agency. Notwithstanding the foregoing, if, any time after a release of any or all of the Guarantors under this subsection (c), Tenant's long term unsecured noncredit enhanced debt rating shall fall below the Credit Rating Threshold then the obligations of each Guarantor not previously released pursuant to subsection 4.14(b) above shall be automatically reinstated without the need for any notice or action of the part of Landlord or such Guarantors, provided however, that upon the request of Landlord, each Guarantor shall execute a ratification and confirmation of the reinstatement and continuing effectiveness of this Guaranty.

                       [SIGNATURES ON THE FOLLOWING PAGES]

      IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Subordinate Guaranty and Suretyship Agreement as of the date first above written.

                               GUARANTORS:

ATTEST: DATABASE SERVICE MANAGEMENT, INC., a Delaware corporation

By: _________________________  By: __________________________________________
Name: _______________________  Name: ________________________________________
Title: ______________________  Title: _______________________________________

                               TELCORDIA TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation

By: _________________________  By: __________________________________________
Name: _______________________  Name: ________________________________________
Title: ______________________  Title: _______________________________________

                               GRANITE SYSTEMS, INC., a Delaware corporation

By: _________________________  By: __________________________________________
Name: _______________________  Name: ________________________________________
Title: ______________________  Title: _______________________________________

                               GRANITE SYSTEMS HOLDING COMPANY, INC., a Delaware corporation

By:__________________________  By:___________________________________________
Name:________________________  Name:_________________________________________
Title:_______________________  Title:________________________________________

                               MEDITERRANEAN VENTURES, LLC, a Delaware limited liability company

By:__________________________  By:___________________________________________
Name:________________________  Name:_________________________________________
Title:_______________________  Title:________________________________________

                               ITALY HOLDINGS, LLC, a Delaware limited liability company

By: __________________________  By: ___________________________________________
Name: ________________________  Name: _________________________________________
Title: _______________________  Title: ________________________________________

                               MESA SOLUTIONS, INC., a Delaware corporation

By: __________________________  By: ___________________________________________
Name: ________________________  Name: _________________________________________
Title: _______________________  Title: ________________________________________